Exhibit 10.2
IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K, CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT CONTAINS PERSONALLY IDENTIFIABLE INFORMATION. [###] INDICATES THAT INFORMATION HAS BEEN REDACTED

MIRAMAR HOLDCO, LLC
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated as of [ ● ], 2026

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

Schedules

Schedule 1	–	Schedule of Pre-IPO Members
Schedule 2	–	Schedule of Members

Exhibits

Exhibit A	–	Form of Joinder Agreement
Exhibit B	–	Policy Regarding Certain Equity Issuances

MIRAMAR HOLDCO, LLC
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) of Miramar Holdco, LLC, a Delaware limited liability company (the “Company”), dated as of [ ● ], 2026 (the “Effective Date”), is entered into by and among the Company, Bamboo Insurance Services, Inc., a Delaware corporation (the “Corporation”), as the sole manager of the Company (the “Manager”), and each of the other Members (as defined herein).
RECITALS
WHEREAS, unless the context otherwise requires, capitalized terms used herein have the respective meaning ascribed to them in Article I;
WHEREAS, the Company was formed as a Delaware limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq., as amended from time to time (the “Delaware Act”)) pursuant to the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on September 26, 2025;
WHEREAS, immediately prior to the date hereof, the Company was governed by that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 8, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto, the “Prior LLC Agreement”), among the parties listed on Schedule 1 hereto in their respective capacities as members (including pursuant to consents and joinders thereto) (collectively, the “Pre-IPO Members”) and adopted and approved by the board of managers of the Company (the “Company Board”);
WHEREAS, pursuant to Section 10.01 of the Prior LLC Agreement, the Company Board has the right to cause the Company to effect an initial underwritten public offering of the Company and its Subsidiaries and if so determined by the Company Board, an IPO Reorganization (as defined in the Prior LLC Agreement);
WHEREAS, in connection with the initial underwritten public offering of the shares of the Corporation’s Class A Common Stock (the “IPO”), the Company Board and the Pre-IPO Members desire to effect on the date hereof, and concurrently with the consummation of the IPO, a series of transactions pursuant to which, among other things, (i) each of Miramar Blocker, Inc., a Delaware corporation (“Miramar Blocker”), and WM Pierce Holdings, Inc., a Delaware corporation (the “Shared Blocker”), will merge with a wholly owned Subsidiary of the Corporation, and the surviving entities of each of such mergers will be wholly owned Subsidiaries of the Corporation, (ii) Miramar Aggregator, LP, a Delaware limited partnership (“Miramar Aggregator”) and Miramar Blocker Holdco, LP, a Delaware limited partnership

(“Shared Blocker LP”) will directly hold shares of the Corporation’s Class A Common Stock, (iii) the Company will become an indirect Subsidiary of the Corporation, and (iv) the Original Units will be recapitalized and converted into Common Units (collectively, the “Recapitalization”), in each case, as provided herein;
WHEREAS, in connection with the foregoing matters, the Company and the Members desire to continue the Company without dissolution and amend and restate the Prior LLC Agreement in its entirety as of the Effective Date to reflect, among other things, (a) the Recapitalization, (b) the appointment of the Corporation as the sole Manager of the Company and (c) the other rights and obligations of the Members as provided and agreed upon in the terms of this Agreement as of the Effective Date, at which time the Prior LLC Agreement shall be superseded entirely by this Agreement and shall be of no further force or effect; and
WHEREAS, Miramar Blocker, Shared Blocker and Miramar Management Aggregator, LLC, a Delaware limited liability company (“Management Holdco”), by resolution dated [ ● ], 2026, have consented to the amendment and restatement of the Prior LLC Agreement and the adoption of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Prior LLC Agreement is hereby amended and restated in its entirety and the Company, the Corporation and the other Members, each intending to be legally bound, each hereby agrees as follows:
ARTICLE I.
DEFINITIONS
The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.
“Additional Member” has the meaning set forth in Section 12.02.
“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:
(a)    reduced for any items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and
(b)    increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).
“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. As used in this definition, the term “control” (including with the correlative meanings “controls”, “controlling”, “controlled by” and “under common control with”) shall mean, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of securities or partnership, membership, limited liability company or other ownership interests, by contract or other agreement or otherwise. For purposes of this Agreement, (i) none of the Corporation, Miramar Blocker, the Shared Blocker, Management Holdco, the Company or any entity controlled, directly or indirectly, by the Corporation or the Company shall be an Affiliate of CVC or the CVC Network and (ii) none of CVC or the CVC Network shall be an Affiliate of the Corporation, the Company or any entity controlled, directly or indirectly, by the Corporation or the Company, respectively.
“Agreement” has the meaning set forth in the Preamble.
“Assignee” means a Person to whom a Unit has been transferred but who has not become a Member pursuant to Article XII.
“Assumed Tax Liability” means, (a) with respect to the Corporation or any Intermediate Subsidiary, an amount equal to the product of (i) the Distribution Tax Rate multiplied by (ii) the estimated or actual taxable income or gain of the Company, as determined for U.S. federal income tax purposes, allocable to such Member for the applicable Taxable Year (or portion thereof) (for this purpose, determined without taking into account the effect of any basis adjustments under Section 743(b) of the Code), less (without duplication) prior net taxable losses of the Company allocated to such Member for prior Taxable Years (or portions thereof) commencing on or after the Effective Date, to the extent such prior losses are available to reduce such income and have not previously been taken into account to reduce the Assumed Tax Liability for any prior period, in each case, as determined by the Manager taking into account any reasonable estimates, assumptions or simplifying conventions as the Manager determines (provided that (x) in the case of the Corporation and the Intermediate Subsidiaries, such Assumed Tax Liability of the Corporation and the Intermediate Subsidiaries shall not, in the aggregate, be less than an amount that will enable the Corporation to meet both its tax obligations and its obligations pursuant to the Tax Receivable Agreement for the relevant Taxable Year and (y) if the Assumed Tax Liability of the Corporation or of any Intermediate Subsidiary would, but for this clause (y), be less on a per-Unit basis than the Assumed Tax Liability of the Corporation or of any other Intermediate Subsidiary for a given period, then the Assumed Tax Liability of the first-named Corporation or Intermediate Subsidiary shall be increased so that the Assumed Tax Liability of the Corporation and of each Intermediate Subsidiary on a per-Unit basis will be the same for that period) and (b) with respect to any other Member, an amount that results in such Member having the same Assumed Tax Liability, on a per-Unit basis, as the Corporation and as each Intermediate Subsidiary for the given period.

“Award Agreement” means each award agreement between (a) Management Holdco, the Company and a member of Management Holdco or (b) any Person and the Company, in each case, pursuant to which Original Incentive Units were granted, as amended.
“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement.
“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Sections 1.704-1(b)(2)(iv)(d) through (g) and (m) and 1.704-1(b)(2)(iv)(s).
“Business Day” means any day other than (a) a Saturday or Sunday and (b) any day on which banks located in New York City, Luxembourg or Jersey are authorized or required by applicable Law to be closed for the conduct of regular banking business.
“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.
“Capital Common Units” means any Common Units issued or acquired by a Member after giving effect to the Recapitalization by such Member in respect of such Member’s Original Capital Units.
“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member (or such Member’s predecessor) contributes (or is deemed to contribute) to the Company pursuant to Article III hereof.
“Capital Return Hurdle” has the meaning set forth in Section 10.01(b).
“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the greater of (i) the Redeemed Units Equivalent and (ii) if the Redemption Notice provides that the Redemption is to be contingent upon the consummation of a transaction with another Person and specifies the amount of cash to be received therein, such amount of cash which the Redeeming Member would be entitled to receive in such transaction; provided that such funds are received from a Qualifying Offering.
“CEO Management Member” means John Chu and his Affiliates.
“Certificate of Formation” means the Certificate of Formation of the Company, as amended from time to time.
“Change of Control” means the occurrence of any of the following events:

(1)    any “individual”, “person”, “entity” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding any employee benefit plan, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Transferees) other than, in each case, CVC, the CVC Network or a member thereof, acquires direct or indirect “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of voting securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding voting securities of the Corporation;
(2)    any merger or business combination with another Person unaffiliated with CVC or the CVC Network, in which, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation outstanding immediately prior to such merger or consolidation do not continue to represent, or are not converted into, voting securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or
(3)    the Company or the stockholders of the Corporation (or, in each such case, any successor thereof, including any successor to all or substantially all of the assets thereof) approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a transaction or series of integrated transactions for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of the Company), other than, in each case, to CVC, the CVC Network or a member or Affiliate thereof.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of (a) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class B Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions, or (b) any Permitted Fund Transfer.
“Change of Control Date” has the meaning set forth in Section 10.08(a).
“Change of Control Transaction” means any Change of Control that was approved by the Corporate Board prior to such Change of Control.
“Class A Common Stock” means the shares of Class A common stock, par value $0.01 per share, of the Corporation.
“Class B Common Stock” means the shares of Class B common stock, par value $0.01 per share, of the Corporation.

“Code” means the United States Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.
“Common Unit” means a Unit designated as a “Common Unit”, “Capital Common Unit” or “Incentive Common Unit” and having the rights and obligations specified with respect to the Common Units in this Agreement.
“Common Unit Redemption Price” means, with respect to any Redemption, the VWAP for the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the applicable Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on the Stock Exchange or any other securities exchange or automated or electronic quotation system as of any particular Redemption Date, then the Manager (through a Disinterested Majority of the Corporate Board) shall determine the Common Unit Redemption Price by reference to a good faith assessment of the Corporation’s Fair Market Value.
“Company” has the meaning set forth in the Preamble.
“Company Board” has the meaning set forth in the Recitals.
“Confidential Information” has the meaning set forth in Section 15.02(a).
“Continuation Vehicle” means any investment vehicle that is established for the purpose of acting as a “continuation vehicle” (as such term is commonly understood in the private equity industry as of the date hereof) that is controlled, sponsored or managed by CVC or any other member of the CVC Network.
“Continuation Vehicle Transaction” means any transaction in which CVC Transfers Equity Securities of the Company or shares of Class A Common Stock (directly or indirectly, including through a Transfer of Equity Securities in any holding company of CVC or the CVC Network which directly or indirectly holds Equity Securities of the Company or shares of Class A Common Stock) to a Continuation Vehicle or another CVC Fund that results in the ultimate beneficial owners of such Equity Securities or shares of Class A Common Stock (including limited partners and direct and indirect investors of the CVC Network) immediately prior to such Transfer being provided with, or being provided with the opportunity (whether or not elected) to receive, cash consideration on any portion of such beneficial owner’s Equity Securities or proceeds in connection with such Transfer.
“Corporate Board” means the board of directors of the Corporation.
“Corporate Incentive Award Plan” means the 2026 Incentive Award Plan of the Corporation, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Corporation” has the meaning set forth in the Recitals, together with its successors and assigns.
“Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock or Class B Common Stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Corporate Board.
“Credit Agreements” means any credit agreement, promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or any of its Subsidiaries is or becomes a borrower, as such instruments or agreements may be amended, restated, amended and restated, supplemented or otherwise modified from time to time and including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Company or any of its Subsidiaries owes such obligation is not an Affiliate of the Company.
“CVC” shall mean Miramar Aggregator and Shared Blocker LP and their respective Affiliates, individually or collectively, as the context requires, and any of their Permitted Transferees.
“CVC Implied Return” means, as of any date of determination, the result of (a) the sum of (i) the aggregate amount of proceeds that would be received by CVC in respect of its Common Units held (directly or indirectly) had the Company, together with the Corporation and its Subsidiaries, been sold for the valuation implied by the closing price of Class A Common Stock on such date and proceeds of such sale distributed by the Company in a Hypothetical Liquidation, plus (ii) the aggregate amount of all distributions (other than Tax Distributions) received by CVC in respect of its Common Units held (directly or indirectly) prior to such time, plus (iii) the aggregate amount of proceeds received by CVC in consideration for the Transfer of its Common Units (whether in connection with any Transfer, Redemption, Direct Exchange, Continuation Vehicle Transaction or otherwise other than in connection with Transfers to a Permitted Transferee but including a Continuation Vehicle Transaction) prior to such time, plus (iv) the aggregate amount of all proceeds received by CVC pursuant to or in respect of the Tax Receivable Agreement, including from directly or indirectly transferring any interest in the Tax Receivable Agreement, divided by (b) the aggregate amount of Capital Contributions made in exchange for all Common Units held (directly or indirectly) by CVC.
“CVC MOIC” has the meaning set forth in Section 10.01(c).
“CVC Network” shall mean CVC Capital Partners plc, Clear Vision Capital Fund SICAV FIS S.A., each of their respective successors or assigns and any form of entity which is controlled by, or under common control with, any of the foregoing from time to time, together with: (i) any investment funds or vehicles advised or managed by any of the foregoing (a “CVC Fund”); (ii) any existing or prospective investor in, or limited partner of, a CVC Fund; and (iii) any portfolio companies of such investment funds or vehicles (including any holding entities of such portfolio companies that are beneficially owned by the relevant investment funds or vehicles). For the purpose of this definition, “control” includes the power to (directly or indirectly and whether alone or with others) appoint or remove a majority of an entity’s directors or its general partner, manager, adviser, trustee, founder, guardian, beneficiary or other management officeholder, and “controlled” and “controlling” shall be interpreted accordingly. For the avoidance of doubt, for the purposes of this Agreement, (i) CVC shall not be considered a member of the CVC Network and (ii) no member of the CVC Network shall be considered a part of CVC.
“Delaware Act” has the meaning set forth in the Recitals.
“DGCL” means the General Corporation Law of the State of Delaware, as it may be amended from time to time.
“Direct Exchange” has the meaning set forth in Section 11.03(a).
“Discount” has the meaning set forth in Section 6.06.
“Disinterested Majority” means a majority of the directors of the Corporate Board who are disinterested, as determined by the Corporate Board in accordance with the DGCL, with respect to the matter being considered by the Corporate Board; provided, that to the extent a matter being considered by the Corporate Board is required to be considered by disinterested directors under the rules of the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter.
“Distributable Cash” means, as of any date, the cash funds and cash equivalents of the Company as of such date that the Manager determines are available to be distributed by the Company, consistent with any applicable legal and contractual obligations and net of any reserves established by the Manager to provide for the payment of any anticipated expenses or any other reasonably foreseeable obligations or liabilities of the Company.
“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise.
“Distribution Tax Rate” means a rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate for a Taxable Year applicable to a corporate taxpayer or an individual taxpayer (whichever combined rate is highest) that would apply for such Taxable Year to any Member or to any direct or indirect partner or member that is tax resident only in the United States, taking into account the character of the relevant items of income or gain (e.g., ordinary or capital) and the estimated deductibility of state and local income taxes for U.S. federal income tax purposes (but only to the extent such taxes are deductible under the Code), in each case, as reasonably determined or estimated by the Manager. For the avoidance of doubt, there shall be a single Distribution Tax Rate for all Members for a given period.
“Donor Advised Fund” means Misty Gray Donor Advised Fund.

“Effective Date” has the meaning set forth in the Preamble.
“Election Notice” has the meaning set forth in Section 11.01(b).
“Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, in each case, now or hereafter adopted by the Company or the Corporation, including the Corporate Incentive Award Plan.
“Equity Securities” means, with respect to any Person, (a) the “securities” (as defined in Section 2(1) of the Securities Act) issued by such Person (which for the avoidance of doubt includes convertible debt or debentures), other than any securities that represent only indebtedness for borrowed money and do not include (including as a conversion feature, and are not issued in connection with) equity or equity-linked interests, (b) stock, units, membership interests, economic interests or other equity interests issued by such Person, (c) options, warrants or other securities issued by such Person that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s equity or other securities of such Person and (d) other equity or equity-linked interests, including phantom stock, stock appreciation rights, equity participation rights and other similar rights, and any other securities linked to any of the foregoing, provided that, for the avoidance of doubt, the Common Units constitute Equity Securities of the Company.
“Estate Planning Vehicle” means, with respect to any Member (or former Member) that is a natural person, (a) a trust which is at all times controlled by such Member (or former Member) or such person’s spouse, parents or lineal descendants under which a distribution of such Member’s (or former Member’s) Units may be made only to beneficiaries who are such Member (or former Member), his or her spouse, his or her parents or his or her lineal descendants, (b) a charitable remainder trust which is at all times controlled by such Member (or former Member) or such person’s spouse, parents or lineal descendants, the income from which will be paid to such Member (or former Member) during his or her life, (c) a corporation, the sole assets of which are Equity Securities in the Company, and at all times the majority and controlling shareholder of which is only such Member (or former Member) or such person’s spouse, parents or lineal descendants and the remaining shareholders of which are either such Member (or former Member) or his or her spouse, his or her parents or his or her lineal descendants and (d) a partnership or limited liability company, the sole assets of which are Equity Securities in the Company, and at all times the general partner or managing or majority member of which is only such Member (or former Member) or such person’s spouse, parents or lineal descendants, and the remaining partners or members of which are either such Member (or former Member) or his or her spouse, his or her parents or his or her lineal descendants.
“Event of Withdrawal” means the occurrence of any event that terminates the continued membership of a Member in the Company.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Exchange Election Notice” has the meaning set forth in Section 11.03(b).
“Fair Market Value” of a specific asset of the Company will mean the amount which the Company would receive in an all-cash sale of such asset in an arm’s length transaction with a willing and able unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the Liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent; provided, that, for purposes of any Common Units subject to repurchase pursuant to the Management Holdco LLC Agreement, the Fair Market Value shall be determined pursuant to the Management Holdco LLC Agreement.
“Fiscal Period” means any interim accounting period within a Taxable Year established by the Manager, and which is permitted or required by Section 706 of the Code.
“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.
“Fund” means any share trust, investment trust, investment company, limited partnership, general partnership, limited liability company or other collective investment scheme, pension fund, insurance company, or any body, corporate or other entity, in each case, the business, operations or assets of which are managed professionally for an investment purpose.
“Fund Manager” means any general partner, trustee, responsible entity, nominee, or advisor (or any Affiliate of such Person) of a Fund.
“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, county, municipal, district, territory or other political subdivision of (a) or (b) of this definition, including, but not limited to, any county, municipal or other local subdivision of the foregoing or (d) any agency, arbitrator or arbitral body (public or private), authority, board, body, bureau, commission, court, department, entity, instrumentality, organization (including any public international organization such as the United Nations) or tribunal exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government on behalf of (a), (b) or (c) of this definition.
“Hypothetical Liquidation” shall mean, as of any date, a hypothetical dissolution or liquidation of the Company pursuant to Section 14.01 and Section 14.02 as of such date.
“Implied Return Hurdle” has the meaning set forth in Section 10.01(b).
“Incentive Common Units” means any Vested Common Units or Unvested Common Units issued or acquired by a Member after giving effect to the Recapitalization by such Member in respect of such Member’s Original Incentive Units.
“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Intermediate Subsidiary” means any Subsidiary of the Corporation that is neither the Company nor a Subsidiary of the Company.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.
“IPO” has the meaning set forth in the Recitals.
“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.
“Law” means, with respect to any specified Person, all statutes, laws (including common laws), rules, orders, regulations, ordinances, constitutions, judgments, decrees and injunctions, whether federal, state, provincial, municipal, local or foreign, applicable to such Person, such Person’s assets or the securities of such Person, whether now or hereafter enacted and in force.
“Liquidator” has the meaning set forth in Section 14.02.
“Losses” means items of loss or deduction of the Company determined according to Section 5.01(b).
“Management Holdco” has the meaning set forth in the Recitals.
“Management Holdco LLC Agreement” means that Second Amended and Restated Limited Liability Company Agreement of Management Holdco, dated as of [ ● ], 2026, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto. All references herein to sections of the Management Holdco LLC Agreement shall be deemed to refer to the section as of the Effective Date, and shall be deemed to refer to the applicable renumbered section if the Management Holdco LLC Agreement has been or is in the future amended such that an applicable section is renumbered.
“Management Holdco Member Action” has the meaning set forth in Section 10.10.
“Management Holdco Members” shall mean, as of the date of determination, any Person holding Equity Securities in Management Holdco which correspond to Common Units issued by the Company to Management Holdco (the “Management Holdco Member Interests”) that, in each case, has been admitted as member of Management Holdco and has not validly withdrawn, in accordance with the Management Holdco LLC Agreement.
“Management Member” means any (a) current or former officer, director, manager or employee of, or consultant or other Service Provider to the Corporation, the Company or any of their respective Subsidiaries, or any entity in which any such Person holds Equity Securities, or (b) an Affiliate or Permitted Transferee of any such officer, director, manager, employee, consultant or other Service Provider, or entity in which any such Person holds Equity Securities, in each case, who is issued Common Units or Management Holdco Member Interests.

“Manager” has the meaning set forth in the Recitals.
“Manager’s Representatives” has the meaning set forth in Section 6.08(a).
“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a member of the Company.
“Member Nonrecourse Debt Minimum Gain” means “partner nonrecourse debt minimum gain” as defined in Treasury Regulations Section 1.704-2(i)(3).
“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).
“Miramar Aggregator” has the meaning set forth in the Recitals.
“Miramar Blocker” has the meaning set forth in the Recitals.
“Net Loss” means, with respect to a Taxable Year, the excess, if any, of Losses for such Taxable Year over Profits for such Taxable Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).
“Net Profit” means, with respect to a Taxable Year, the excess, if any, of Profits for such Taxable Year over Losses for such Taxable Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).
“Officer” has the meaning set forth in Section 6.01(b).
“Original Units” means, as applicable, (a) the Class A-1 Units, the Class A-2 Units and the Class A-3 Units (each as defined in the Prior LLC Agreement) of the Company, which Original Units were “capital interests” for U.S. federal income tax purposes (the “Original Capital Units”) and (b) the Class B Units (as defined in the Prior LLC Agreement) of the Company, which Original Units were intended to qualify as “profits interests” for U.S. federal income tax purposes (the “Original Incentive Units”), in each case, that were outstanding prior to the Recapitalization.
“Other Agreements” has the meaning set forth in Section 10.04.
“Participation Hurdles” has the meaning set forth in Section 10.01(b).
“Partnership Representative” has the meaning set forth in Section 9.03.
“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company, determined by dividing the number of such

Member’s Units by the total number of Units of all Members at such time. The Percentage Interest of each Member shall be calculated to the fourth decimal place.
“Permitted Fund Transfer” means, with respect to CVC or any Affiliate thereof, the following Transfers: (i) Transfers of the Equity Securities in CVC so long as CVC remains under the control of the same Fund Manager, (ii) Transfers by CVC (or any Affiliate or direct or indirect equityholder thereof) to any other Fund to the extent that the Fund Manager of such Fund is the same as, or is an Affiliate of, the Fund Manager of CVC or a member of the CVC Network or (iii) Transfers in any Fund Manager of CVC.
“Permitted Pledge” means any pledge, hypothecation or grant of security over the shares of Class A Common Stock underlying the Common Units held by the CEO Management Member or any of his Affiliates; provided that such Common Units are not Restricted Units with respect to all or any portion of the Class A Common Stock underlying such Common Units (or any beneficial interest therein) to or in favor of any bank or financial institution as collateral for (a) any loan, advance, extension of credit or (b) any derivative transaction referencing the Class A Common Stock (including, without limitation, any transaction which transfers some or all of the economic risk of ownership of Class A Common Stock, including any forward contract, equity swap, put or call, put or call equivalent position, collar, sale of exchangeable security or any similar transaction), in the case of each of clause (a) and (b), other than a total return swap or other transaction or instrument which is deemed to transfer some or all of the beneficial ownership of any Units for U.S. federal income tax purposes.
“Permitted Transfer” has the meaning set forth in Section 10.02.
“Permitted Transferee” has the meaning set forth in Section 10.02.
“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Pledged Units” means Common Units that are subject to a Permitted Pledge.
“Pre-IPO Members” has the meaning set forth in the Recitals.
“Prior LLC Agreement” has the meaning set forth in the Recitals.
“Profits” means items of income and gain of the Company determined according to Section 5.01(b).
“Pro Rata Limit” has the meaning set forth in Section 10.01(b).
“pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the

Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units.
“Pubco Offer” has the meaning set forth in Section 10.08(b).
“Qualifying Offering” means any public or private offering of shares of Class A Common Stock by the Corporation following the date hereof.
“Quarterly Tax Distribution” has the meaning set forth in Section 4.01(b)(i).
“Recapitalization” has the meaning set forth in the Recitals.
“Redeemed Units” has the meaning set forth in Section 11.01(a).
“Redeemed Units Equivalent” means, subject to Section 11.01(e), the product of (a) the applicable number of Redeemed Units, multiplied by (b) the Common Unit Redemption Price.
“Redeeming Member” has the meaning set forth in Section 11.01(a).
“Redemption” has the meaning set forth in Section 11.01(a).
“Redemption Date” has the meaning set forth in Section 11.01(a).
“Redemption Notice” has the meaning set forth in Section 11.01(a).
“Redemption Right” has the meaning set forth in Section 11.01(a).
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation, certain of the Members as of the date hereof and certain other Persons whose signatures are affixed thereto (together with any joinder thereto from time to time by any successor or assign to any party to such agreement).
“Regulatory Allocations” has the meaning set forth in Section 5.03(f).
“Restricted Units” means any Common Units which are subject to restrictions on Transfer pursuant to Article X, during such time that such restrictions are applicable, or are Unvested Common Units.
“Retraction Notice” has the meaning set forth in Section 11.01(c).
“Schedule of Members” has the meaning set forth in Section 3.01(a).
“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.
“Service Provider” means any present or future employee, officer, director, manager, consultant, agent, advisor or other service provider of the Corporation, the Company or any of their respective Subsidiaries.
“Share Settlement” means, subject to Section 11.01(e), a number of shares of Class A Common Stock (together with any Corresponding Rights) equal to the number of Redeemed Units.
“Shared Blocker” has the meaning set forth in the Recitals.
“Shared Blocker LP” has the meaning set forth in the Recitals.
“Stock Exchange” means the New York Stock Exchange.
“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof, by and among the Corporation and the other Persons party thereto (as it may be amended from time to time in accordance with its terms).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, variable interest entity, or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association, variable interest entity, or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company. For the avoidance of doubt, the “Subsidiaries” of the Company shall include any and all of the Company’s direct and indirect, greater than fifty percent (50%) owned joint ventures.
“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.
“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).
“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among the Corporation, the Company and the TRA Parties (as such term is defined in the Tax Receivable Agreement) party thereto (together with any joinder thereto from time to time) (as each may be amended from time to time in accordance with its terms).

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.
“Trading Day” means a day on which the Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).
“Transfer” (and, with a correlative meaning, “Transferred”, “Transferring” and “Transferable”) means any sale, transfer, assignment, redemption, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member that is not an institutional investor if substantially all of the assets of such Member consist solely of Units.
“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.
“Underwriting Agreement” means the Underwriting Agreement, dated as of the date hereof, by and among the Company, the Corporation, the Selling Stockholders (named therein), J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.
“Unit” means the fractional interest of a Member in Profits, Losses and Distributions of the Company, and otherwise having the rights and obligations specified with respect to “Units” in this Agreement; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement applicable to such class or group of Units.
“Unreturned Capital Amount” means, with respect to any Original Capital Unit at any time, an amount equal to the per unit Capital Contribution made in respect of such Original Capital Unit (as set forth on Schedule 1) reduced (but not below zero) by (a) the aggregate amount of all Distributions made in respect of such Original Capital Unit pursuant to Article IV, (b) the aggregate amount of all sales proceeds received in respect of such Original Capital Unit (whether in connection with any Transfer, Redemption, Direct Exchange, Continuation Vehicle Transaction or otherwise), and (c) the aggregate amount of all proceeds in respect of, relating to or attributable to (on a proportionate look-through basis) such Original Capital Unit pursuant to or in respect of the Tax Receivable Agreement, including proceeds from directly or indirectly transferring any interest in the Tax Receivable Agreement. If the cumulative reductions described in clauses (a) and (b) of this definition with respect to any Original Capital Unit would exceed the per unit Capital Contribution made in respect of such Original Capital Unit, such excess shall be applied to reduce the Unreturned Capital Amount of the remaining Original Capital Units held by such holder on a pro rata basis.

“Unvested Common Units” means any Incentive Common Units that are not Vested Common Units.
“Unvested Corporate Shares” means shares of Class A Common Stock issuable pursuant to awards granted under an Equity Plan that are not Vested Corporate Shares.
“Vested Common Units” means any Incentive Common Units to the extent a Management Member’s rights to any such Incentive Common Units have vested pursuant to the terms thereof or any Award Agreement or similar agreement relating thereto.
“Vested Corporate Shares” means the shares of Class A Common Stock issued pursuant to awards granted under an Equity Plan that are vested pursuant to the terms thereof or any award or similar agreement relating thereto.
“VWAP” means with respect to shares of Class A Common Stock, the daily per share volume-weighted average price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.
“WTM” shall mean the White Mountains Investments (Luxembourg) S.À R.L., a Luxembourg société à responsabilité limitée and its Affiliates, individually or collectively, as the context requires.
ARTICLE II.
ORGANIZATIONAL MATTERS
Section 2.01    Formation of the Company. The Company was formed on September 26, 2025 pursuant to the provisions of the Delaware Act.
Section 2.02    Third Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of amending, restating and superseding the Prior LLC Agreement in its entirety and otherwise establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no further effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Neither any Member nor the Manager nor any other Person shall have appraisal rights with respect to any Units.
Section 2.03    Name. The name of the Company continued without dissolution hereby is “Miramar Holdco, LLC”. The Manager, in its sole discretion, may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.
Section 2.04    Purpose; Powers. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement. The Company shall have the power and authority to take (directly or indirectly through its Subsidiaries) any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to accomplish the foregoing purpose.
Section 2.05    Principal Office; Registered Office. The principal office of the Company shall be 7050 S Union Park Center, Suite 650, Midvale, UT 84047 or located at such other place or places as the Manager may designate from time to time, each of which may be within or outside the State of Delaware. The address of the registered office of the Company in the State of Delaware shall be c/o Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, DE 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Trust Company. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware.
Section 2.06    Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in perpetuity unless dissolved in accordance with the provisions of Article XIV.
Section 2.07    No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members and the Company intend that the Company shall be treated as a partnership for U.S. federal and other applicable income tax purposes. Neither any Member nor the Company shall make any election or take any other action inconsistent with such intent, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
ARTICLE III.
MEMBERS; UNITS; CAPITALIZATION
Section 3.01    Members.
(a)    The Company shall maintain a schedule setting forth: (i) the name, email address, and address of each Member and (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member, including, for the avoidance of doubt, the amount of Capital Common Units and Incentive Common Units held by each Member (such schedule, the “Schedule of Members”). The Schedule of Members in effect as of the Effective Date and after giving effect to the Recapitalization and the IPO restructuring is set forth as Schedule 2. The Company shall also maintain (which may be updated from time to time without the consent of any Member) a record of (A) the Capital Account of each Member on the Effective Date; (B) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units; and (C) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) in its books and records. The Schedule of Members may be updated by the Manager without the consent of any Member in the Company’s books and records from time to time, and as so updated, it shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person properly registered in its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act or other applicable Law.
(b)    No Member shall be required, except for a Capital Contribution by the Corporation pursuant to Section 3.04(c) or Section 11.02, or, except as approved by the Manager pursuant to Article VI and in accordance with the other provisions of this Agreement, or except for a loan by the Corporation pursuant to Section 3.04(c), permitted to (i) loan any money or property to the Company, (ii) borrow any money or property from the Company or (iii) make any additional Capital Contributions.
Section 3.02    Units.
(a)    Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. At the Effective Date, the Units will be comprised of a single class of Common Units.
(b)    Subject to Section 3.04(a) and the limitations prescribed in the Stockholders Agreement, the Manager may (i) issue additional Common Units at any time in its sole discretion and (ii) create one or more classes or series of Units or preferred Units solely to the extent such new class or series of Units or preferred Units are substantially economically equivalent to a class of common or other stock of the Corporation or class or series of preferred stock of the Corporation, respectively; provided, that as long as there are any Members (other than the Corporation and its Subsidiaries) (i) no such new class or series of Units may deprive such Members of, or dilute or reduce, the allocations and distributions they would have received, and the other rights and benefits to which they would have been entitled, in respect of their Units if such new class or series of Units had not been created and (ii) no such new class or series of Units may be issued, in each case, except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the aggregate distributions that would be made in respect of such new class or series of Units if the Company were liquidated immediately after the issuance of such new class or series of Units. When any such other Units or other Equity Securities are authorized and issued, the Schedule of Members and this Agreement shall be amended by the Manager without the consent of any Member or any other Person to reflect such additional issuances.
(c)    Subject to Section 15.03(b) and Section 15.03(c) and the limitations prescribed in the Stockholders Agreement, the Manager may amend this Agreement, without the consent of any Member or any other Person, in connection with the creation and issuance of such classes or series of Units, pursuant to Section 3.02(b), Section 3.04(b) or Section 3.10.
Section 3.03    Recapitalization. In order to effect the Recapitalization, the number of Original Units that were issued and outstanding and held by the Pre-IPO Members prior to the Effective Date as set forth opposite the respective Pre-IPO Member’s name on Schedule 1 are hereby recapitalized and converted, as of the Effective Date, and after giving effect to such recapitalization and conversion and the other transactions related to the Recapitalization, into the number of Capital Common Units, Vested Common Units and Unvested Common Units set forth opposite the respective Pre-IPO Member’s name on the Schedule of Members attached hereto as Schedule 2 (and, in the case of Units held by Management Holdco, the rights under, or rights to enter into, the Tax Receivable Agreement with respect to the applicable Management Holdco Members who will be parties thereto, which the Company shall procure for the Corporation to furnish to Management Holdco or the Management Holdco Members) and such Common Units are hereby issued and outstanding as of the Effective Date and the holders of such Common Units hereby continue as members of the Company (and, for the avoidance of doubt, are Members hereunder) and the Company is hereby continued without dissolution. For the avoidance of doubt, from and after the Effective Date, all references in any Award Agreement or other agreement, instrument or document to Class B Units (as defined in the Prior LLC Agreement) shall be deemed to refer to the Incentive Common Units.
Section 3.04    Authorization and Issuance of Additional Units.
(a)    The Company and the Corporation shall, notwithstanding any other provision of this Agreement, undertake all actions, including, without limitation, an issuance, reclassification, distribution, division, repurchase, redemption, cancellation or recapitalization, with respect to the Common Units, the Class A Common Stock or the Class B Common Stock, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Capital

Common Units and Vested Common Units owned by Members (other than the Corporation and the Intermediate Subsidiaries), directly or indirectly, on the one hand, and the number of outstanding shares of Class B Common Stock owned by such Members, directly or indirectly, on the other hand and (ii) a one-to-one ratio between the number of Capital Common Units and Vested Common Units owned by the Corporation and the Intermediate Subsidiaries, directly or indirectly, on the one hand, and the number of outstanding shares of Class A Common Stock, on the other hand, in each case of the foregoing disregarding, for purposes of maintaining the one-to-one ratio, (A) Unvested Corporate Shares, (B) Unvested Common Units, (C) treasury stock or (D) preferred stock or other debt or Equity Securities (including any Corresponding Rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Common Stock or Class B Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company). In the event that an Unvested Common Unit held by a Member other than the Corporation or any Intermediate Subsidiary becomes a Vested Common Unit, the Company and the Corporation shall undertake all actions to issue or distribute one (1) share of Class B Common Stock in respect of such newly vested Vested Common Unit to the Member holding such Vested Common Unit. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class A Common Stock in a transaction not contemplated in this Agreement, the Manager, the Company and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common Units owned, directly or indirectly, by the Corporation will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems the Corporation’s capital stock (other than the Class A Common Stock or Class B Common Stock), including preferred stock, in a transaction not contemplated in this Agreement, the Manager, the Company and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation, directly or indirectly, holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) Equity Securities issued by the Company which (in the good faith determination by the Manager) are in the aggregate substantially economically equivalent to the outstanding capital stock (other than the Class A Common Stock or Class B Common Stock), including preferred stock, of the Corporation so issued, transferred, delivered, repurchased or redeemed. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class B Common Stock in a transaction not contemplated in this Agreement, the Manager, the Corporation, Management Holdco and the Company shall, notwithstanding any other provision of this Agreement to the contrary, take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Capital Common Units and Vested Common Units owned, directly or indirectly, by the Members (other than the Corporation and its Intermediate Subsidiaries), directly or indirectly, will equal on a one-for-one basis the number of outstanding shares of Class B Common Stock. The Company, the Manager and the Corporation shall not undertake any subdivision (by any Common Unit split, stock split, Common Unit distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Common Unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Common Units or the Class A Common Stock or Class B Common Stock or any other Equity Securities of the Corporation or the Company, as applicable, that is not accompanied by an identical subdivision or combination of Class A Common Stock or Class B Common Stock or Common Units or any other Equity Securities of the Corporation or Company respectively, to maintain at all times (x) a one-to-one ratio between the number of Common Units owned, directly or indirectly, by the Corporation and the number of outstanding shares of Class A Common Stock and (y) a one-to-one ratio between the number of Capital Common Units and Vested Common Units owned by Members (other than the Corporation and its Intermediate Subsidiaries) and the number of outstanding shares of Class B Common Stock, in each case, unless such action is necessary to maintain at all times a one-to-one ratio between each of (i) the number of Common Units owned, directly or indirectly, by the Corporation and the aggregate number of outstanding shares of Class A Common Stock and (ii) the number of Capital Common Units and Vested Common Units owned by Members (other than the Corporation and its Intermediate Subsidiaries) and the number of outstanding shares of Class B Common Stock, in each case as contemplated by the first sentence of this Section 3.04(a).
(b)    Subject to the Stockholders Agreement, the Company shall only be permitted to issue additional Common Units and/or establish other classes or series of Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04, Section 3.10 and Section 3.11. Subject to the foregoing and except as provided in the Stockholders Agreement, the Manager may cause the Company to issue additional Common Units authorized under this Agreement and/or establish other classes or series of Units or other Equity Securities in the Company at such times and upon such terms as the Manager shall determine and the Manager shall amend this Agreement solely to the extent necessary in connection with the issuance of additional Common Units, to establish other classes or series of Units or other Equity Securities in the Company, or admission of additional Members under this Section 3.04, in each case without the requirement of any consent or acknowledgement of any other Member or any other Person and notwithstanding anything to the contrary herein, including Section 15.03.
(c)    Notwithstanding anything to the contrary herein, except to the extent described in Section 3.04(a) and (b), from time to time at its sole discretion, (i) the Corporation or its Intermediate Subsidiaries may make loans to the Company and its Subsidiaries, and (ii) the Corporation or its Intermediate Subsidiaries may contribute property (including cash and/or the loans described in the foregoing clause (i)) to the Company. Upon each contribution described in the foregoing clause (ii), and after giving proper effect to all related transactions, the Company shall (x) issue to the Corporation or the applicable Intermediate Subsidiary such number of Common Units or Equity Securities of the Company as necessary to maintain the one-to-one ratios, if any, or the economic parity between one share of Class A Common Stock and one Capital Common Unit and Vested Common Unit and (y) cancel such number of Common Units or Equity Securities of the Company held by Members (other than the Corporation and the Intermediate Subsidiaries) on a pro rata basis (based on the number of Common Units held by each such Member) as necessary to maintain the one-to-one ratios or the economic parity between one share of Class A Common Stock and one Capital Common Unit and Vested Common Unit. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement, if from time to time the Corporation or the Intermediate Subsidiaries acquire or hold a material amount of cash (or any indebtedness or other obligations of the Company or a Subsidiary thereof) in excess of the Corporation’s or the Intermediate Subsidiaries’ reasonably anticipated cash needs, the Corporation and the Intermediate Subsidiaries may take or cause to be taken, with the consent of the Manager, any actions with respect to any such excess cash, indebtedness or obligations and make, or cause to be made, any corresponding adjustments to the capitalization of the Corporation, the Intermediate Subsidiaries and the Company as the Manager determines in good faith to be fair and reasonable, including to preserve the one-to-one ratios described in this Section 3.04 and the intended economic effect of this Agreement, which actions may include (A) contributing (or causing to be contributed) or loaning (or causing to be loaned) any such excess cash, indebtedness or other obligations to the Company and causing the Company to recapitalize its Common Units to reflect such contribution and maintain such ratios or (B) repurchasing or redeeming shares of Class A Common Stock using any portion of the proceeds received by the Corporation or by the Intermediate Subsidiaries from any Tax Distribution, if and as determined by the Corporation, in which case the related Tax Distributions that had been made to each Member shall be treated as having been in redemption of Common Units, pro rata according to the number of Common Units then held by each Member, such that the number of Common Units redeemed from the Corporation and from the Intermediate Subsidiaries, in the aggregate, is equal to the number of shares of Class A Common Stock being repurchased or redeemed, at a price per Common Unit equal to the price paid by the Corporation per share of Class A Common Stock in such repurchases or redemptions.
Section 3.05    Repurchase or Redemption of Shares of Class A Common Stock; Other Redemptions or Repurchases.
(a)    If at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held (directly or indirectly) by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Corporation; provided, if the Corporation uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock to fund such repurchase or redemption, then the Company shall cancel a corresponding number of Common Units held (directly or indirectly) by the Corporation for no consideration. The Corporation may not redeem, repurchase or otherwise acquire any other Equity Securities of the Corporation unless substantially simultaneously the Company redeems, repurchases or otherwise acquires (and the Company agrees to so redeem, repurchase or otherwise acquire) from the Corporation (and the Corporation agrees to deliver to the Company) an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation for the same price per security.
(b)    If any Common Units held by Management Holdco are (a) forfeited or surrendered by Management Holdco or a Management Member or (b) repurchased from Management Holdco on behalf of any Management Member, in each case, in accordance with the Management Holdco LLC Agreement or any Award Agreement, and this Section 3.05(b), (i) the Company, the Corporation or an Intermediate Subsidiary shall pay the repurchase price (if any) of the repurchased Common Units to Management Holdco (and if the Corporation or an Intermediate Subsidiary pays such repurchase price, then the amount of such repurchase price shall be treated as a direct or indirect deemed contribution by the Corporation or such Intermediate Subsidiary, as the case may be, to the Company), and (ii) if corresponding Class B Common Stock had theretofore been issued in respect of the Common Units that were so forfeited, surrendered or repurchased, such Class B Common Stock shall be automatically deemed forfeited contemporaneously with such forfeiture, surrender or repurchase of such Common Units.
(c)    Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Corporation shall make any repurchase, redemption or other acquisition if such repurchase, redemption or other acquisition, or the corresponding repurchase, redemption or other acquisition at the other of the Company or the Corporation, would violate any applicable Law.
Section 3.06    Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.
(a)    Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or any other officer designated by the Manager, representing the number of Units held by such holder. Such certificate shall, subject to Section 10.03, be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. Unless otherwise determined by the Manager, no Units shall be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless all Units then outstanding are certificated; notwithstanding anything to the contrary herein, including Section 15.03, the Manager is authorized to amend this Agreement in order for the Company to opt-in to the provisions of Article 8 of the Uniform Commercial Code without the consent or approval of any Member or any other Person.
(b)    If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to provide the Company with a bond and/or an indemnity against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
(c)    To the extent Units are certificated, upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.
Section 3.07    Negative Capital Accounts. No Member shall be required to pay to any other Member, the Company or any other Person any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).
Section 3.08    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.
Section 3.09    Loans From Members. Loans by Members to the Company, which in each case shall require the prior written consent of the Manager, shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(b) and/or Section 3.04(c), the amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.
Section 3.10    Equity Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating an Equity Plan or from issuing shares of Class A Common Stock or Class B Common Stock pursuant to any such plan. The Corporation may implement such Equity Plans and any actions taken under such Equity Plans (such as the grant or exercise of options to acquire shares of Class A Common Stock), whether taken with respect to or by an employee or other Service Provider of the Corporation, the Company or its Subsidiaries, in a manner determined by the Corporation, in accordance with the Policy Regarding Certain Equity Issuances attached to this Agreement as Exhibit B, which may be amended by the Corporation from time to time without the consent or approval of any Member or any other Person. The Manager may, without the consent of any Member or any other Person and notwithstanding Section 15.03, amend this Agreement (including Exhibit B) as necessary or advisable in its sole discretion to adopt, implement, modify or terminate an Equity Plan. In the event of such an amendment by the Manager, the Company shall provide notice of such amendment to the Members. The Company is expressly authorized to issue Units (i) in accordance with the terms of any such Equity Plan, or (ii) in an amount equal to the number of shares of Class A Common Stock or Class B Common Stock issued pursuant to any such Equity Plan, without any further act, approval or vote of any Member or any other Persons.

Section 3.11    Dividend Reinvestment Plan, Cash Option Purchase Plan, Equity Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, Equity Plan or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of a like number of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation directly or indirectly to the Company in exchange for a like number of additional Common Units. Upon such contribution, the Company will issue to the Corporation or the applicable Intermediate Subsidiary a number of Common Units equal to the number of new shares of Class A Common Stock so issued.
ARTICLE IV.
DISTRIBUTIONS
Section 4.01    Distributions.
(a)    Distributable Cash; Other Distributions.
(i)    To the extent permitted by applicable Law, the Stockholders Agreement and this Agreement, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts, at such time and on such terms (including the payment dates of such Distributions) as the Manager, in its sole discretion, shall determine using such record date as the Manager may designate. All Distributions made under this Section 4.01 shall be made to the Members holding Capital Common Units and Vested Common Units as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest (excluding in each case, for purposes of calculating such Member’s Percentage Interest, any Unvested Common Units); provided, however, that the Manager shall have the obligation to make Distributions as set forth in Section 4.01(b) and Section 14.02; provided, further, that notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Delaware Act or other applicable Law. For purposes of the foregoing sentence, “insolvent” means the inability of the Company to meet its payment obligations when due. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law, have the right in its sole discretion to make Distributions of Distributable Cash to the Members pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions required to be made pursuant to Section 4.01(b)).
(ii)    Notwithstanding anything to the contrary in Section 4.01(a)(i), (A) the Company shall not make a distribution (other than Tax Distributions under Section 4.01(b)) to any Member in respect of any Unvested Common Units which remain subject to vesting conditions in accordance with any applicable equity plan or individual award agreement and (B) with respect to any amounts that would otherwise have been distributed to a Member but for the preceding clause (A), such amount shall be held in trust by the Company for the benefit of such Member unless and until such time as such Common Units have vested or been forfeited in accordance with the applicable equity plan or individual award agreement, and within five (5) Business Days of such time, the Company shall distribute such amounts to such Member; provided, that, if any condition to the vesting of such Unvested Common Units becomes incapable of being satisfied, then any amounts that have not been distributed with respect to such Unvested Common Units may be distributed to all other Members in accordance with Section 4.01(a)(i) as if such distribution were a new distribution pursuant to Section 4.01(a)(i).
(b)    Tax Distributions.
(i)    With respect to each Taxable Year, the Company shall, to the extent it has Distributable Cash, make cash distributions (“Tax Distributions”) to each Member in accordance with this Section 4.01(b) and such Member’s Assumed Tax Liability. Tax Distributions pursuant to this Section 4.01(b)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Members (together with a statement showing the calculation of such Tax Distribution and an estimate of the Company’s net taxable income allocable to each Member for such period) on a quarterly basis on or around April 15th, June 15th, September 15th and December 15th (or such other dates for which corporations or individuals are required to make quarterly estimated tax payments for U.S. federal income tax purposes, whichever is earlier) (each, a “Quarterly Tax Distribution”); provided, that (x) the foregoing shall not restrict the Company from making a Tax Distribution on any other date and (y) Tax Distributions, including Quarterly Tax Distributions, may be reduced, as determined by the Manager, to reflect the amount of any other Distributions that have already previously been made or are reasonably expected to be made by the Company pursuant to Section 4.01(a) in or with respect to the relevant period. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Taxable Year through the end of the relevant quarterly period. A final accounting for Tax Distributions shall be made for each Taxable Year after the allocation of the Company’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Member received for such Taxable Year based on such final accounting shall, to the extent the Company has Distributable Cash, promptly be distributed to such Member. For the avoidance of doubt, any excess Tax Distributions a Member receives with respect to any Taxable Year shall reduce future Tax Distributions otherwise required to be made to such Member with respect to any subsequent Taxable Year. Notwithstanding anything to the contrary in this Agreement, the Manager may make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions to take into account increases or decreases in the number of Units held by each Member during the relevant taxable period or portion thereof. In addition, notwithstanding the foregoing, if any Member in a given period is allocated a greater amount (determined on a per-Unit basis) of net taxable income by the Company than the Corporation or the Intermediate Subsidiaries are allocated, then the

Manager may, in its discretion, increase the amount of Tax Distributions to be made by the Company for such period to all Members; provided, that such Tax Distributions will still result in each Member receiving, on a per-Unit basis, the same amount of Tax Distribution as each other Member for such period.
(ii)    It is intended that the calculation of each Member’s Assumed Tax Liability will result in each Member receiving, on a per-Unit basis, the same amount of Tax Distribution at a given time as each other Member (except as may otherwise result from the adjustments described in the second-to-last sentence of Section 4.01(b)(i), or as otherwise determined by the Manager in its reasonable discretion to accommodate unforeseen events). If, on the date of a Tax Distribution, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available Distributable Cash proportionally in accordance with the full amount of Tax Distributions to which each such Member would otherwise be entitled, and in that case the Company shall thereafter make further Tax Distributions when and to the extent sufficient funds become available to pay the remaining portion of the Tax Distributions to which such Members were otherwise entitled.
(iii)    In the event of any audit or other adjustment by a Governmental Entity, or similar event, that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year (other than an audit, adjustment or similar event that results in tax payable by the Company rather than by any of the Members), or in the event the Company files an amended tax return or administrative adjustment request, each Member’s Assumed Tax Liability with respect to such year may, if determined by the Manager, be recalculated to give effect to such event (for the avoidance of doubt, taking into account any interest or penalties payable by the Members). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability may, as determined by the Manager, be distributed by the Company, except, for the avoidance of doubt, to the extent Distributions were already made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in or with respect to the relevant Taxable Years sufficient to cover such shortfall.
(iv)    Any Tax Distributions made in respect of a Unit shall (without duplication) be treated as advances of other Distributions (other than Tax Distributions) that would otherwise subsequently be made by the Company in respect of such Unit, including pursuant to Section 4.01(a) or Section 14.02.

ARTICLE V.
CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS
Section 5.01    Capital Accounts.
(a)    The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) or at other relevant times determined by the Manager, increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property.
(b)    For purposes of computing the amount of any item of income, gain, loss or deduction with respect to the Company to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:
(i)    the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.
(ii)    if the Book Value of any property of the Company is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;
(iii)    items of income, gain, loss or deduction attributable to the disposition of property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;
(iv)    items of depreciation, amortization and other cost recovery deductions with respect to property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g); and
(v)    to the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
Section 5.02    Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Taxable Year or Fiscal Period shall be allocated among the Capital Accounts of the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 14.02(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 14.02(c) to the Members immediately after making such allocation (for this purpose, assuming that any vesting conditions under any applicable Equity Plan or individual award agreement that may be satisfied solely by the passage of time have hypothetically been satisfied, unless otherwise determined by the Manager), minus (ii) such Member’s share (if any) of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.
Section 5.03    Regulatory Allocations.
(a)    Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided for in Section 5.03(b), if there is a net decrease during a Taxable Year in Member Nonrecourse Debt Minimum Gain, Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4).
(b)    Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. If there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.
(c)    If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, after all other allocations pursuant to Section 5.02, Section 5.03, Section 5.04 and Section 5.05 have been tentatively made as if this Section 5.03(c) were not in this Agreement, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)    If the allocation of Net Losses (or items of Losses) to a Member would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d).
(e)    Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).
(f)    The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Profit and Net Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss with respect to the Company shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Net Profit and Net Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero.
(g)    If any Units are subject to vesting conditions and are forfeited (or repurchased at less than fair market value), the Company shall make forfeiture allocations in respect of such unvested Units in the manner and to the extent required by proposed Treasury Regulations Section 1.704-1(b)(4)(xii) (as such regulations may be amended or otherwise modified, including upon the issuance of temporary or final Treasury Regulations).
(h)    In addition, if there is a change in applicable Law, an item that is not specifically addressed by this Article V or an allocation that the Manager determines would otherwise cause a distortion in the tax or economic arrangement among the Members, the Manager may modify the allocations under this Article V to address such matter.
Section 5.04    Tax Allocations.
(a)    The income, gains, losses and deductions of the Company shall be allocated, for federal and other applicable income tax purposes, among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for purposes of computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)    Items of taxable income, gain, loss and deduction of the Company with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value, using the traditional method set forth in Treasury Regulations Section 1.704-3(b) unless otherwise determined by the Manager.
(c)    If the Book Value of any asset of the Company is adjusted pursuant to Section 5.01(b), including adjustments to the Book Value of any asset of the Company in connection with the execution of this Agreement, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value, using the traditional method set forth in Treasury Regulations Section 1.704-3(b) unless otherwise determined by the Manager.
(d)    Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).
(e)    For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as determined by the Manager.
(f)    Allocations pursuant to this Section 5.04 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other items of the Company pursuant to any provision of this Agreement.
Section 5.05    Withholding. Notwithstanding anything to the contrary, the Company, the Corporation, the Manager and the Partnership Representative are authorized to take any and all actions to ensure that the Company and the Corporation satisfy any and all Tax withholding, payment and other compliance obligations under applicable Law. Without limiting the generality of the foregoing, (a) the Manager or Partnership Representative may cause the Company to withhold any amount that it determines is required to be withheld or paid from any amounts otherwise distributable to any Member hereunder, and any such withheld amount shall be deemed to have been distributed to such Member for purposes of this Agreement and (b) the Company, the Corporation and any Intermediate Subsidiary may withhold any amount that they determine is required to be withheld or paid in connection with any redemption, including pursuant to Section 1446(f) of the Code, and any such withheld amount shall be deemed to have been paid to the applicable Member for purposes of this Agreement. If the Company is required to make any payment to a Governmental Entity that is attributable to a Member or a Member’s Units and the Company did not withhold all or a portion of such amount from amounts then otherwise distributable to such Member, then such Member shall promptly reimburse and indemnify the Company for such amount (including any applicable interest, penalties and other expenses). The Company may, without duplication, offset subsequent distributions to which a

Member is otherwise entitled under this Agreement against such Member’s obligation under this Section 5.05 to reimburse or indemnify the Company. The Members’ obligations under this Section 5.05 shall survive any Transfer and any termination, dissolution, liquidation and winding up of the Company. Each Member shall furnish to the Company any information and forms required or reasonably requested by the Company, the Manager or the Partnership Representative to comply with any Laws regarding tax withholding or payments, including a duly completed and executed IRS Form W-9 of such Member.
ARTICLE VI.
MANAGEMENT
Section 6.01    Authority of Manager; Officer Delegation
(a)    Except for situations in which the approval of any Member(s) is specifically required by this Agreement, by the provisions of the Stockholders Agreement or by applicable Law, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole Manager of the Company, (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company and (iii) no other Member shall have any right, authority or power to vote, consent or approve any matter, whether under the Delaware Act, this Agreement or otherwise. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.
(b)    Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or disability or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions of this Agreement (including, for the avoidance of doubt, Section 6.07), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall be limited to such duties as the Manager may from time to time delegate to them. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager. Any Officer may be removed at any time, with or without cause, by the Manager.
(c)    Subject to the other provisions of this Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, conversion, division, reorganization or other combination of the Company with or into another entity, for the avoidance of doubt, without the prior consent of any Member or any other Person being required.
Section 6.02    Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.
Section 6.03    Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members; provided, however, that any such resignation shall be subject to the appointment of a new Manager in accordance with Section 6.04. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members (subject to the appointment of a new Manager in accordance with Section 6.04), and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager. Notwithstanding anything to the contrary herein, no replacement of the Corporation as the Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of the Corporation, its successor or permitted assign (if applicable), and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than the Corporation (or its successor or permitted assign, as applicable) as the Manager shall be effective unless the Corporation (or its successor or permitted assign, as applicable) and the new Manager (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the Corporation (or its successor or permitted assign, as applicable) and the new Manager (as applicable), to cause (a) the Corporation to comply with all of the Corporation’s obligations under this Agreement (in its capacity as a Member) and (b) the new Manager to comply with all of the Manager’s obligations under this Agreement.
Section 6.04    Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation in its capacity as Manager) have no right under this Agreement to fill any vacancy in the position of Manager.
Section 6.05    Transactions Between the Company and the Manager. Subject to the Stockholders Agreement, the Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided, that such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are (i) on terms comparable to and competitive with those available to the Company from others dealing at arm’s length, (ii) approved by the disinterested Members (other than the Manager) holding a majority of the Percentage Interests of the disinterested Members (other than the Manager) or (iii) approved by the Disinterested Majority, and in each case, otherwise are permitted by the Credit Agreements;

provided that the foregoing shall in no way limit the Manager’s rights under Section 3.02, Section 3.04, Section 3.05 or Section 3.10. The Members hereby approve each of the contracts or agreements between or among the Manager or its Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company or its Affiliates (other than the Manager and any of the Company’s Subsidiaries), on the other hand, entered into on or prior to the date of this Agreement in accordance with the Prior LLC Agreement or that the Company Board or the Corporate Board has approved in connection with the Recapitalization or the IPO as of the date of this Agreement, including, but not limited to, the Tax Receivable Agreement.
Section 6.06    Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that the Manager’s Class A Common Stock is publicly traded and, therefore, the Manager has access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members. Accordingly, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including, without limitation, all fees, expenses and costs associated with the IPO and all fees, expenses and costs of being a public company (including, without limitation, public reporting obligations, proxy statements, stockholder meetings, Stock Exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence. In the event that shares of Class A Common Stock are sold to underwriters in the IPO (or in any Qualifying Offering) at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in the IPO (or in such Qualifying Offering), after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”) (i) the Manager shall be deemed to have contributed to the Company in exchange for newly issued Common Units the full amount for which such shares of Class A Common Stock were sold to the public and (ii) the Company shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), unless otherwise determined by the Manager, such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) (unless otherwise required by the Code and Treasury Regulations) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts. Notwithstanding the foregoing, the Company shall not bear any obligations with respect to income tax of the Manager or any payments made pursuant to the Tax Receivable Agreement other than in a manner that is expressly contemplated under this Agreement or the Tax Receivable Agreement.
Section 6.07    Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including, without limitation, chief executive officer, president, chief financial officer, chief operating officer, general counsel, senior vice president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons, which may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.
Section 6.08    Limitation of Liability of Manager.
(a)    Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates or Manager’s officers, directors, employees or other agents (collectively “Manager’s Representatives”) shall be liable to the Company, to any Member or to any other Person bound by this Agreement for any act or omission performed or omitted by the Manager or such Manager’s Representative in its capacity as the sole manager of the Company or as an Affiliate, officer, director, employee or other agent of the Manager, as applicable, pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s or a Manager’s Representative’s fraud, willful misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by the Manager or any Manager’s Representative contained herein or in the Other Agreements with the Company. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager and each Manager’s Representative shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, as to matters the Manager or such Manager’s Representative reasonably believes are within such other Person’s professional or expert competence and any act of or failure to act by the Manager or such Manager’s Representative in good faith reliance on such advice shall in no event subject the Manager or any Manager’s Representative to liability to the Company or any Member that is not the Manager or any other Person (other than the Manager) bound by this Agreement.
(b)    To the fullest extent permitted by applicable Law, whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in its reasonable discretion or in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise.
(c)    Subject to the terms of the Stockholders Agreement, whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion,” with its “approval” or “consent” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law and notwithstanding any duty otherwise existing at Law or in equity, have no duty or obligation to give any consideration to any interest of or factors affecting the Company, other Members or any other Person.
(d)    Whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, notwithstanding any provision of this Agreement or duty otherwise, existing at Law or in equity, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or impose liability upon the Manager or any of the Manager’s Affiliates and shall be deemed approved by all Members.
Section 6.09    Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.
ARTICLE VII.
RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGER
Section 7.01    Limitation of Liability and Duties of Members.
(a)    Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member (including without limitation, the Manager) shall be obligated personally for any such debts, obligations, contracts or liabilities of the Company solely by reason of being a Member or the Manager. Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members or the Manager for liabilities of the Company.
(b)    In accordance with the Delaware Act and the Laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV or Article XIV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to its

Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.
(c)    To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, the parties hereto hereby agree that to the extent that any Member (other than the Manager in its capacity as such) (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Unit or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by Law, and replaced with the duties or standards expressly set forth herein, if any; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement. Any exculpation or indemnification standards contained in this Agreement shall not restore or create, whether in contract or otherwise, any duties otherwise restricted or eliminated by this Agreement.
Section 7.02    Lack of Authority. No Member, other than the Manager or a duly appointed Officer or other agent of the Company, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and this Agreement.
Section 7.03    No Right of Partition. No Member, other than the Manager (solely in its capacity as such), shall have the right to seek or obtain partition by court decree or operation of Law of any property of the Company, or the right to own or use particular or individual assets of the Company.
Section 7.04    Indemnification.
(a)    The Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under applicable Law, as the same now exists or may hereafter be amended, substituted or replaced (but, to the fullest extent permitted by applicable Law, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or an Affiliate thereof (other than solely as a result of an ownership interest in the Corporation) or is or was serving as the Manager or a director, officer, employee or other agent of the Manager, the Partnership Representative (or associated designated individual), or a director, manager, Officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another Person; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ fraud, willful misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in Other Agreements with the Company; provided, that the foregoing shall not limit the Company’s ability to provide indemnification to the Manager and its officers in respect of the performance of its or their duties to the fullest extent permitted by Law. Reasonable expenses, including out-of-pocket attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.
(b)    The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.
(c)    The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.
(d)    The indemnification and advancement of expenses provided for in this Section 7.04 shall be provided out of and to the extent of Company assets only. No Member (unless such Member otherwise agrees in writing or is found in a non-appealable decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company (i) shall be the primary indemnitor of first resort for such Indemnified Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Indemnified Person which are addressed by this Section 7.04.

(e)    If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.
(f)    Except as otherwise provided herein or in an agreement entered into by such Person and the Company, no Indemnified Person shall be liable to the Company, to any Member that is not the Manager or to any other Person (other than the Manager) bound by this Agreement for any act or omission performed or omitted by such Indemnified Person; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Indemnified Person’s fraud, willful misconduct or knowing violation of Law. Notwithstanding the foregoing, the exculpation rights in this Section 7.04(f) shall not apply to the Manager or any Manager’s Representative, whose exculpation rights shall be governed by Section 6.08.
ARTICLE VIII.
BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS
Section 8.01    Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Article IV and Article V and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error or common law fraud.
Section 8.02    Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.
Section 8.03    Inspection Rights. The Company shall permit each Member and each of its designated representatives, at such Member’s sole cost and expense, to examine the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Manager shall reasonably approve during normal business hours and upon reasonable notice for any purpose reasonably related to such Member’s interest as a member of the Company; provided, that the Manager has a right to keep confidential from the Members certain information in accordance with Section 18-305 of the Delaware Act.
ARTICLE IX.
TAX MATTERS
Section 9.01    Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all tax returns it is required to file. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Partnership Representative, the Manager shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its discretion. The Company shall provide to each Member such information with respect to the operations of the Company and its subsidiaries as is reasonably necessary for such Member to file any required Tax return, including a copy of such Member’s Schedule K-1 (and other equivalent forms for state and local Taxes, as applicable). Each Member shall file its Tax Returns consistent with the positions taken by the Company, except with the consent of the Manager.
Section 9.02    Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02, unless otherwise required by Section 706 of the Code or otherwise determined by the Manager. The Manager shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for the Taxable Year that includes the Effective Date and each subsequent Taxable Year, and the Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for such Taxable Years. Each Member will upon request supply any information or documentation reasonably necessary to give proper effect to any such elections.
Section 9.03    Tax Controversies. The Manager shall be, and the Company and the Members shall take all necessary actions to designate the Manager as, the “partnership representative” of the Company as provided in Section 6223(a) of the Code (in such capacity, including in similar capacities under state, local and other Tax Law, collectively, the “Partnership Representative”). The Partnership Representative shall have the right and obligation to take all actions authorized or required by the Code and Treasury Regulations (and state, local and other Tax Law) for the Partnership Representative or a similar Tax representative and accordingly is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s and its Subsidiaries’ affairs by tax authorities, including any resulting administrative and judicial proceedings, and to expend Company funds for professional services incurred in connection therewith. The Partnership Representative is hereby further authorized to designate an individual to be the “designated individual” to the extent reasonably necessary or appropriate under applicable Law. Each Member agrees to cooperate with the Company and the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Company or the Partnership Representative with respect to the conduct of such proceedings. Without limiting the generality of the foregoing, with respect to any audit or other proceeding, the Partnership Representative shall be entitled to cause the Company (and any of its Subsidiaries) to make any available elections pursuant to Section 6226 of the Code (and similar provisions of state, local and other Law), and the Members shall cooperate to the extent reasonably requested by the Company in connection therewith. The Company shall reimburse the Partnership Representative and designated individual for all reasonable out-of-pocket expenses incurred by them, including reasonable fees of any professional attorneys, accountants or other advisors, in carrying out their duties. The provisions of this Section 9.03 shall survive the transfer or termination of any Member’s interest in any Units of the Company, the termination of this Agreement and the termination of the Company, and shall remain binding on each Member for the period of time necessary to resolve all tax matters relating to the Company, and shall be subject to the provisions of the Tax Receivable Agreement, as applicable.
ARTICLE X.
RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSACTIONS
Section 10.01    Transfers by Members.
(a)    Until the restrictions set forth in (i) Section 10.01(b) with respect to any Capital Common Units, (ii) to the extent provided in any applicable Award Agreement, Section 10.01(c) with respect to any Incentive Common Units or (iii) Section 10.01(d) with respect to any Units, have been satisfied or otherwise lapsed, as applicable to such Units, no holder of Units shall Transfer (including by way of Redemption, Direct Exchange or other disposition) any interest in any Units, except Transfers (A) pursuant to and in accordance with Section 10.02 or Section 10.08 or (B) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 6.04. Following the satisfaction or lapse of the restrictions set forth in Section 10.01(b) with respect to any Capital Common Units, to the extent provided in any applicable Award Agreement, Section 10.01(c) with respect to any Incentive Common Units and Section 10.01(d) with respect to any Units held by a holder, such holder of Units shall be entitled to Transfer any such Units in accordance with the terms of this Agreement.
(b)    Notwithstanding anything to the contrary in this Section 10.01 or elsewhere in this Agreement (but subject to Section 10.07), neither Management Holdco nor any Management Member shall Transfer (including by way of Redemption, Direct Exchange or other disposition) any Capital Common Units unless and until (A) the Unreturned Capital Amount of each Common Unit held by the Members on behalf of and corresponding to the Equity Securities of the Corporation held by CVC (excluding for purposes of this determination, any Equity Securities of the Corporation beneficially held by WTM through Shared Blocker LP) has been reduced by thirty-three percent (33%) or more, as reduced after taking into account all cash proceeds actually received by CVC at any time prior to the IPO in partial satisfaction of the Unreturned Capital Amount (the “Capital Return Hurdle”), and (B) the closing price of the Class A Common Stock at the IPO or on any Trading Day following the IPO would result in the CVC Implied Return being equal to or greater than two times (2.0x) (the “Implied Return Hurdle” and, together with the Capital Return Hurdle, the “Participation Hurdles”); provided, that each Participation Hurdle need only be satisfied once and, following the satisfaction of each such Participation Hurdle, shall be deemed satisfied for all purposes of this Agreement. Following the satisfaction or waiver of all Participation Hurdles and prior to December 5, 2030, neither Management Holdco nor any Management Member shall be permitted to Transfer (including by way of Redemption, Direct Exchange or other disposition) Capital Common Units representing more than the same pro rata portion of Capital Common Units that CVC has sold or otherwise disposed of to any Person or Persons (excluding any Permitted Transferee of the foregoing, but including a Continuation Vehicle Transaction) in the aggregate, directly or indirectly, as of such date (calculated by dividing the aggregate number of Class A Common

Stock (or Capital Common Units, as applicable) sold or otherwise disposed of by CVC to any Person or Persons (excluding CVC or any Permitted Transferee of the foregoing, but including a Continuation Vehicle Transaction) following the IPO (whether via Rule 144A Transfer (as defined in the Registration Rights Agreement), registered follow-on offering or otherwise) by the total number of Class A Common Stock (or Capital Common Units, as applicable) held by CVC immediately following the date all Participation Hurdles have been satisfied), provided, that such sale by such Management Member need not be concurrent with any such CVC sale (the “Pro Rata Limit”). By way of example, if as of a particular date that is prior to December 5, 2030, CVC has sold thirty percent (30%) of its Class A Common Stock as of and following the date of satisfaction of all Participation Hurdles, Management Holdco and each Management Member may Transfer pursuant to this Article X up to thirty percent (30%) of the Capital Common Units held by such Person. For the avoidance of doubt, following the satisfaction of the Participation Hurdles and December 5, 2030, any Management Member may Transfer any Capital Common Units (including by way of Redemption, Direct Exchange or other disposition) pursuant to this Article X. Notwithstanding the foregoing, for purposes of determining the Pro Rata Limit applicable to the CEO Management Member (or Management Holdco with respect to the CEO Management Member’s Equity Interests in Management Holdco), (x) any Capital Common Units Transferred to the Donor Advised Fund and (y) any Transfers or sales of Class A Common Stock by the Donor Advised Fund in accordance with this Section 10.01(b) shall be disregarded and shall not reduce the number of Capital Common Units that the CEO Management Member (or Management Holdco with respect to the CEO Management Member’s Equity Interests in Management Holdco) is otherwise entitled to transfer under the Pro Rata Limit.
(c)    Except as otherwise set forth in an Award Agreement, and notwithstanding anything to the contrary in this Section 10.01 or elsewhere in this Agreement, no Management Member shall Transfer (including by way of Redemption, Direct Exchange or other disposition) any Incentive Common Units unless such Incentive Common Units are Vested Common Units. To the extent expressly provided in the applicable Award Agreement, any Transfer of Vested Common Units is subject to the satisfaction of the following thresholds, based on the aggregate cash-on-cash return achieved by CVC on its investment in the Corporation, taking into account (x) all cash proceeds received by CVC at any time prior to, on or following the IPO (including in consideration for the direct or indirect sale of its Common Units, whether in connection with any Transfer, Redemption, Direct Exchange, Continuation Vehicle Transaction or otherwise other than in connection with Transfers to a Permitted Transferee but including a Continuation Vehicle Transaction), and (y) the aggregate amount of all cash proceeds received by CVC pursuant to or in respect of the Tax Receivable Agreement, including from directly or indirectly transferring any interest in the Tax Receivable Agreement (“CVC MOIC”), on or prior to December 5, 2030:
(i)    one-third (1/3) of any Management Member’s Vested Common Units shall become freely Transferable upon the achievement of a 1.0x CVC MOIC;
(ii)    an additional one-third (1/3) of such Management Member’s Vested Common Units (i.e., two-thirds (2/3) cumulative) shall become freely Transferable upon the achievement of a 1.5x CVC MOIC; and

(iii)    the remaining one-third (1/3) of such Management Member’s Vested Common Units (i.e., one hundred percent (100%)) shall become freely Transferable upon the achievement of a 2.0x CVC MOIC.
For the avoidance of doubt, (x) if the applicable Award Agreement does not expressly reference the foregoing thresholds, the holder of such Incentive Common Units shall not be entitled to Transfer any Vested Common Units pursuant to this Section 10.01(c) absent satisfaction of the requirements otherwise applicable to Transfers of Units under this Agreement, (y) the Pro Rata Limit shall not apply to freely Transferable Vested Common Units and (z) all Vested Common Units shall be freely Transferable following December 5, 2030.
(d)    Following the satisfaction or lapse of the applicable restrictions set forth in Section 10.01(b) or Section 10.01(c), or an Award Agreement, as applicable, each Member shall be entitled to Transfer Capital Common Units and Vested Common Units issued in respect of Original Units (to the extent such Common Units are not otherwise subject to Transfer restrictions hereunder), subject to the following: (i) unless such Transfer is a Permitted Transfer pursuant to Section 10.02, such Member must first deliver a Redemption Notice and otherwise comply with the procedures set forth in Article XI, after which such Member may freely Transfer or sell such shares of Class A Common Stock, pursuant to any effective shelf registration statement on Form S-3 (or any successor form), or other registered offering pursuant to which such Member is entitled to participate, filed by the Corporation covering the resale of shares of Class A Common Stock issuable upon Redemption or Direct Exchange of such Common Units, or pursuant to Rule 144A Transfer, subject, in each case, to the Corporation’s insider trading policy, applicable securities Law and any underwriter lock-up agreements then in effect, as applicable.
Section 10.02    Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any of the following Transfers (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (a) a Transfer that is necessary or desirable to comply with Section 3.04 or Section 3.05 as determined by the Manager, (b) a Permitted Pledge; provided, however, in no event shall the CEO Management Member be permitted to pledge Class A Common Stock underlying the Units in excess of two percent (2%) of the issued and outstanding Class A Common Stock, (c) a Transfer to an Affiliate of such Member, (d) a Transfer by a Member that is a natural person for estate-planning purposes of such Member to an Estate Planning Vehicle of such Member, (e) with respect to CVC as a CVC Related Party (as defined in the Stockholders Agreement), a Transfer to any Affiliate of CVC or the CVC Network or a Permitted Fund Transfer, (f) with respect to WTM, pursuant to the Transfer of any rights under Section 4(c) of the Stockholders Agreement applicable to any Affiliate of WTM, (g) subject to the consent of the Manager (not to be unreasonably withheld, conditioned or delayed), an EVP Recapitalization (as defined in the Management Holdco LLC Agreement), and (h) any Transfers in a third-party sale by Donor Advised Fund of Class A Common Stock, following the Redemption or Direct Exchange pursuant to this Agreement; provided that, any Transfer pursuant to this clause (h) shall be limited to no more than one percent (1%) of the issued and outstanding Class A Common Stock as of the date of such Redemption or Direct Exchange, with up to (A) one-half percent (0.5%) issued and outstanding Class A Common Stock of the

Corporation, permitted to Transfer after the expiration of any lock-up period pursuant to the Underwriting Agreement, and (B) the remaining one-half percent (0.5%) upon the earlier of (I) fourteen (14) months following the IPO and (II) the date that CVC completes any subsequent sale of Class A Common Stock following any sale or transfer that occurs at IPO, which may be in the form of a registered follow-on offering, secondary sale or other Rule 144A Transfer, and the net proceeds received from such Transfer must be used solely for distribution to the current employees, as of such time of determination, of the Company, the Corporation and their respective Subsidiaries; provided, however, that (x) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, (y) in the case of the foregoing clauses (c), (d), (e) and (f), the Permitted Transferees of the Units so Transferred shall at the time of the Permitted Transfer agree in writing to be bound by the provisions of this Agreement and the Other Agreements pursuant to Section 10.04, and prior to such Transfer the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed Permitted Transferee, and (z) in the case of the foregoing clause (b), upon a Permitted Pledge of any Units, such Pledged Units shall automatically be exchanged for Class A Common Stock, the transferor shall automatically cease to be a Member of the Company with respect to such Pledged Units, and any shares of Class B Common Stock (together with any Corresponding Rights) corresponding to such Pledged Units shall be canceled and retired, in each case, with the provisions of Article XI applying to such Transfer of Class A Common Stock mutatis mutandis (applied for these purposes as if the Corporation had delivered an Election Notice that specified a Share Settlement with respect to such Redemption, and with the applicable redemption date occurring on the date of such Transfer) such that, for the avoidance of doubt, a Permitted Transferee pursuant to clause (b) shall not take ownership of such Units or shares of Class B Common Stock (and shall not become a member hereunder), and instead shall take ownership of the applicable shares of Class A Common Stock. If a Permitted Transfer pursuant to clauses (b) or (c) of the immediately preceding sentence would result in a Change of Control, such Member must provide the Manager with written notice of such proposed Permitted Transfer at least sixty (60) calendar days prior to the consummation of such Permitted Transfer. In the case of a Permitted Transfer of any Common Units by any Member holding Class B Common Stock to a Permitted Transferee in accordance with this Section 10.02, such Member shall also transfer a number of shares of Class B Common Stock equal to the number of Common Units that were transferred by such Member in the transaction to such Permitted Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).
Section 10.03    Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or if an exemption from such registration is then available with respect to such sale. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MIRAMAR HOLDCO, LLC, AS IT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME, AND MIRAMAR HOLDCO, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY MIRAMAR HOLDCO, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Restricted Units in accordance with the definition thereof.
Section 10.04    Transfer. Prior to Transferring any Units (other than in connection with Redemption or Direct Exchange in accordance with Article XI), the Transferring holder of Units shall cause the prospective Permitted Transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate to which the Transferring Member was a party (collectively, the “Other Agreements”) by executing and delivering to the Company counterparts of this Agreement and any applicable Other Agreements.
Section 10.05    Assignee’s Rights.
(a)    The Transfer of a Unit in accordance with this Agreement shall be effective as of the date of such Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other items of the Company shall be allocated between the transferor and the transferee according to Code Section 706, using any permissible method as determined by the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made on or after such date shall be paid to the Assignee.
(b)    Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s Units (including any obligation to make Capital Contributions on account of such Units).

Section 10.06    Assignor’s Rights and Obligations. Any Member who shall Transfer any Unit in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges, or, except as set forth in Section 9.03 or this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units (it being understood, however, that the applicable provisions of Section 6.08 and Section 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such Transferring Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units in the Company from any liability of such Member to the Company with respect to such Units that may exist as of the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the Other Agreements with the Company or as otherwise expressly set forth in Section 9.03.
Section 10.07    Overriding Provisions.
(a)    Any Transfer or attempted Transfer of any Units in violation of this Agreement (including any prohibited indirect Transfers) shall be, to the fullest extent permitted by applicable Law, null and void ab initio, and the provisions of Section 10.05 and Section 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Agreement shall not become a Member and shall not have any other rights in or with respect to any rights of a Member of the Company with respect to the applicable Units. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members without the consent or approval of any Member or any other Person to reflect any Permitted Transfer pursuant to this Article X.
(b)    Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01, Section 10.02, Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:
(i)    result in the violation of the Securities Act, or any other applicable federal, state or foreign Laws;
(ii)    cause an assignment of an advisor, principal underwriting contract or similar contract under the Investment Company Act;
(iii)    other than with respect to any Transfer by any Management Member, in the reasonable determination of the Manager, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any obligation under any Credit Agreement to which the Company or the Manager is a party; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager;
(iv)    be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors);
(v)    so long as the Corporation is listed on the Stock Exchange or another nationally recognized stock exchange, cause the Company to have more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)) or otherwise to fail to qualify for a safe harbor under Treasury Regulations Section 1.7704-1 on which the Company intends to rely, in each case, as determined by and except as otherwise consented to by the Manager;
(vi)    cause the Company to be treated as a “publicly traded partnership” or otherwise to be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code, as determined by the Manager; or
(vii)    result in each case in a breach or violation of the Corporation’s insider trading policy, applicable securities Law and any underwriter lock-up agreements then in effect, as applicable.
(c)    Notwithstanding anything contained herein to the contrary, in no event shall (i) any Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code Transfer any Units (including, for the avoidance of doubt, in connection with a Redemption or a Direct Exchange), unless such Member and the transferee have delivered to the Company, in respect of the relevant Transfer (or Redemption or Direct Exchange, as applicable), written evidence that all required withholding under Section 1446(f) of the Code will have been done and duly remitted by them (or, in the case of a Redemption or Direct Exchange, by the Company, the Corporation or an Intermediate Subsidiary) to the applicable Governmental Entity or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding, in any such case, in a manner reasonably acceptable to the Manager or (ii) any Member Transfer any Units to a Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code without the prior written consent of the Manager.
Section 10.08    Certain Transactions with Respect to the Corporation.
(a)    In connection with a Change of Control Transaction, the Manager shall have the right, in its sole discretion, to require each Member to effect a Redemption of all or a portion of such Member’s Units, together with an equal number of shares of Class B Common Stock held directly or indirectly by such Member, as applicable, pursuant to which such Units and such shares of Class B Common Stock will be exchanged for shares of Class A Common Stock (or, to the extent being received by or offered to other stockholders of the Corporation, an economically equivalent amount of cash or Equity Securities of a successor entity (or an offer thereof)); provided, however, that in the event of a Change of Control Transaction pursuant to which the Members would be required to exchange Units for securities, without the written consent of such Members, such Members shall not be required to exchange Units pursuant to this Section 10.08 unless, as part of such transaction, such Members are permitted to exchange their Units for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for such Members (or such Members’ direct or indirect beneficial owners). Any such Redemption pursuant to this Section 10.08(a) shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.08(a), the “Change of Control Date”). From and after the Change of Control Date, (i) the Units and any shares of Class B Common Stock subject to such Redemption shall be deemed to be transferred to the Company and the Corporation, as applicable, on the Change of Control Date and (ii) each such Member shall cease to have any rights with respect to the Units and any shares of Class B Common Stock subject to such Redemption (other than the right to receive shares of Class A Common Stock (or an economically equivalent amount of cash or Equity Securities in a successor entity) pursuant to such Redemption). In the event the Manager desires to initiate the provisions of this Section 10.08, the Manager shall provide written notice of an expected Change of Control Transaction to all Members no later than the earlier of (x) five (5) Business Days following the execution of a definitive agreement with respect to such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to applicable Law, including the date of execution of such definitive agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions necessary to effect such Redemption, including taking any action and delivering any document reasonably required pursuant to this Section 10.08(a) to effect such Redemption.
(b)    In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the Corporate Board or is otherwise effected or to be effected with the consent or approval of the Corporate Board, the Manager shall provide written notice of the Pubco Offer to all Members no later than the earlier of (i) five (5) Business Days following the execution of a definitive agreement (if applicable) with respect to, or the commencement of (if applicable), such Pubco Offer and (ii) ten (10) Business Days before the proposed date upon which the Pubco Offer is to be effected, including in such notice such information as may reasonably describe the Pubco Offer, subject to applicable Law, including the date of execution of such definitive agreement (if applicable) or of such commencement (if applicable), the material terms of such Pubco Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Pubco Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Pubco Offer, and the number of Units (and the corresponding shares of Class B Common Stock) held by such Member that is applicable to such Pubco Offer. The Members (other than the Corporation and its Subsidiaries) shall be permitted to participate in such Pubco Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Pubco Offer (and that is contingent upon consummation of such offer and shall not be effective if such Pubco Offer is not consummated), and shall include such information necessary for consummation of such offer as requested by the Corporation. In the case of any Pubco Offer that was initially proposed by the Corporation, the Corporation shall use reasonable best efforts to enable and permit the Members (other than the Corporation and its Subsidiaries) to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock.
(c)    In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Pubco Offer, the provisions of Section 10.08(a) shall take precedence over the provisions of Section 10.08(b) with respect to such transaction, and the provisions of Section 10.08(b) shall be subordinate to provisions of Section 10.08(a).
(d)    For purposes of any Change of Control Transaction or Pubco Offer, the aggregate consideration (it being understood that, for the purposes of this sentence, payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration) payable to each Member in respect of each Common Unit (whether in connection with a Redemption, Direct Exchange or otherwise) shall, subject to Section 11.01(e), be with respect to each Member party to this Agreement, on the same terms and form of cash, securities or other property paid to a holder of shares of Class A Common Stock in consideration of one such share in such Change of Control Transaction or Pubco Offer, and each Member shall be entitled to receive the same form of consideration that is available to holders of shares of Class A Common Stock.
(e)    Notwithstanding anything to the contrary in this Section 10.08, the Manager shall not have the right to require any Management Member to effect a Redemption pursuant to Section 10.08(a), and no Management Member shall be required to participate in any Pubco Offer pursuant to Section 10.08(b), unless (i) the consideration to be received by such Management Member in connection with such Change of Control Transaction or Pubco Offer consists entirely of cash or (ii) to the extent such consideration consists in whole or in part of Equity Securities, such Equity Securities are (A) listed on a national securities exchange in the United States (including the New York Stock Exchange or the Nasdaq Stock Market) or (B) freely transferable by such Management Member without restriction (other than restrictions under applicable securities Laws or any covenant, agreement or similar obligations providing restrictions on transfer which are applicable to holders of all shares of Class A Common Stock generally in connection with such Change of Control Transaction or Pubco Offer); provided that such restrictions on transfer (x) are customary for Change of Control Transactions or Pubco

Offers of such type and (y) notwithstanding the foregoing, do not restrict transfers for more than one hundred eighty (180) days following the closing of such Change of Control Transaction or Pubco Offer.
Section 10.09    Unvested Common Units. Notwithstanding anything to the contrary in this Agreement, no Unvested Common Unit may be Transferred (including by way of Redemption, Direct Exchange or other disposition) unless and until such Unvested Common Unit becomes a Vested Common Unit, other than pursuant to a Permitted Transfer made in accordance with Section 10.02.
Section 10.10    Management Holdco Members. By virtue of their ownership of Equity Securities in Management Holdco, the Management Members indirectly hold interests in the Company. In applying the provisions of this Agreement and in order to determine equitably the rights and obligations of Management Holdco and the Management Holdco Members, the Manager, the Company and/or Management Holdco may treat (a) the Units held by Management Holdco as if they were hypothetically directly held by the Management Holdco Members having an indirect economic interest therein and (b) any Management Holdco Member as if it were hypothetically a Member with a corresponding interest in a proportionate portion of the Units owned by the Management Holdco. Accordingly, with respect to Management Holdco, upon (i) any issuance of additional Units to the Management Holdco for the benefit of any Management Holdco Member (or the occurrence of any event that causes the repurchase or forfeiture of any Units pursuant to this Agreement and the Management Holdco LLC Agreement), (ii) the Transfer of Units by the Management Holdco or (iii) any merger, consolidation, sale of all or substantially all of the assets of the Company, issuance of debt or any other similar capital transaction of the Company (each, a “Management Holdco Member Action”), the Manager, the Company and/or Management Holdco, as applicable, may take any action or make any adjustment with respect to the Common Units held by Management Holdco to replicate, as closely as possible, such Management Holdco Member Action (including the effects thereof), and the Members shall take all actions reasonably requested by the Manager in connection with any Management Holdco Member Action and this Section 10.10. Notwithstanding the foregoing, for U.S. federal and other applicable income tax purposes, it is intended that Management Holdco itself (rather than the Management Holdco Members) will be a “partner” of the Company, in each case, unless and to the extent that a Management Holdco Member actually directly holds Units.
ARTICLE XI.
REDEMPTION AND DIRECT EXCHANGE RIGHTS
Section 11.01    Redemption Right of a Member.
(a)    Subject to the terms of Article X, each Member, from and after the expiration of any lock-up period set forth in a contract between such Member and the underwriters in connection with an underwritten offering relating to the shares of the Corporation that may be applicable to such Members, any restrictions on Transfer set forth herein, or the insider trading policy of the Corporation, shall be entitled to cause the Company to redeem (a “Redemption”) all or a portion of its Common Units (excluding, for the avoidance of doubt, any

Restricted Units) in whole or in part (the “Redemption Right”). A Member desiring to exercise its Redemption Right (each, a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Corporation. The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than two (2) Business Days after delivery of such Redemption Notice (unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time period), on which exercise of the Redemption Right shall be completed (the “Redemption Date”), and may specify that the Redemption is to be contingent (including as to timing) upon the consummation of a purchase by or exchange with another Person (whether in a tender offer, an underwritten offering, a block sale or otherwise) of shares of Class A Common Stock issuable upon Redemption of the Units and the transfer of the Class B Common Stock or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property or upon the closing or occurrence of any other event, in which case the Redemption shall be consummated immediately prior to and contingent upon such closing or occurrence, and in any such case specify the amount of cash or amount and type of property to be received by the Redeeming Member therein; provided, however, that, the Redeeming Member, by written notice at least one (1) Business Day prior to the previously specified Redemption Date, or the Company, the Corporation and the Redeeming Member, by mutual agreement signed in writing by each of them, may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date; provided, further, that in the event the Corporation elects a Share Settlement, the Redemption may be conditioned (including as to timing) by the Redeeming Member on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Subject to Section 11.03 and unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(c) or has revoked or delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date):
(i)    the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units to the Company (including any certificates representing the Redeemed Units if they are certificated), and (y) a number of shares of Class B Common Stock (together with any Corresponding Rights), equal to the number of Redeemed Units to the Corporation, to the extent applicable;
(ii)    if the Redeeming Member is not a “United States person” within the meaning of Section 7701(a)(30) of the Code or otherwise has not delivered to the Company a duly completed and executed IRS Form W-9, the Redeeming Member shall deliver to the Corporation and the Company executed certifications pursuant to Section 1446(f) of the Code or the Treasury regulations promulgated thereunder and other information, in each case, as requested by and that are reasonably acceptable to the Manager, to enable the Corporation, its Intermediate Subsidiaries (if applicable) and the Company to determine and carry out any necessary withholding;

(iii)    the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), and (z) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units; and
(iv)    the Corporation shall (x) cancel and retire for no consideration the shares of Class B Common Stock (together with any Corresponding Rights), that were Transferred to the Corporation pursuant to Section 11.01(a)(i)(y) above and (y) to the extent the Member holds certificated Class B Common Stock, issue to the Redeeming Member a certificate for a number of shares of Class B Common Stock equal to the difference (if any) between the number of shares of Class B Common Stock evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units.
(b)    The Corporation shall have the option (as determined solely by the Disinterested Majority) as provided in Section 11.02 to elect to have the Redeemed Units be redeemed in consideration for either a Share Settlement or a Cash Settlement; provided, for the avoidance of doubt, that the Corporation may elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement only to the extent that the Corporation or its Intermediate Subsidiaries have cash available in an amount equal to at least the Redeemed Units Equivalent, which cash was received from a Qualifying Offering. The Corporation shall give written notice (the “Election Notice”) to the Company (with a copy to the Redeeming Member) of such election on the earlier of (i) three (3) Business Days of receiving the Redemption Notice and (ii) the Redemption Date specified in the Redemption Notice; provided, that if the Corporation does not timely deliver an Election Notice, the Corporation shall be deemed to have elected the Share Settlement method.
(c)    In the event the Corporation elects a Cash Settlement in connection with a Redemption, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Corporation) on or before the earlier of (i) the Redemption Date specified in the Redemption Notice and (ii) three (3) Business Days after delivery of the Election Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and the Corporation’s rights and obligations under this Section 11.01 arising from the related Redemption Notice.
(d)    In the event the Corporation elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists:
(i)    any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC and no such resale registration statement has yet become effective;
(ii)    the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption or resale of the Class A Common Stock;
(iii)    the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption or to have its Class A Common Stock resold;
(iv)    the Redeeming Member is in possession of any material non-public information concerning the Corporation, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption or resale of its Class A Common Stock without disclosure of such information (and the Corporation does not permit disclosure of such information);
(v)    any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC;
(vi)    there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;
(vii)    there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;
(viii)    the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such Redemption pursuant to an effective registration statement;
(ix)    the Redemption Date would occur during a Black-Out Period; or
(x)    the Redeeming Member so elects by written notice to the Company no later than three (3) Business Days prior to the scheduled Redemption Date.
If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(d)(i)-(ix), the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeeming Member may agree in writing) or, pursuant to Section 11.01(d)(x), the Redemption Date shall occur on the fourth (4th) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeeming Member may agree in writing).
(e)    The number of shares of Class A Common Stock (or Redeemed Units Equivalent, if applicable) (together with any Corresponding Rights) applicable to any Share Settlement or Cash Settlement may be equitably adjusted if and as determined in good faith by the Disinterested Majority to be necessary to account for (i) any difference (as determined on a per-Unit basis) between the amount of advances then outstanding pursuant to Section 4.01(b)(iv) on the Redeemed Units and the amount of advances then outstanding pursuant to Section 4.01(b)(iv) on the Units held by the Corporation and the Intermediate Subsidiaries or (ii) cash or cash equivalents of the Company or its Subsidiaries that, in each case, are then owned by the Corporation or the Intermediate Subsidiaries. If an adjustment is made pursuant to this Section 11.01(e), the Company shall promptly file in the books and records of the Company an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment and deliver a copy of such certificate to the applicable Redeeming Member.
(f)    In the case of a Share Settlement, in the event of a reclassification or other similar transaction occurs following delivery of a Redemption Notice, but prior to the Redemption Date, as a result of which shares of Class A Common Stock are converted into another security, then a Redeeming Member shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.
(g)    Notwithstanding anything to the contrary contained herein, neither the Company nor the Corporation shall be obligated to effectuate a Redemption if such Redemption could (as determined in the sole discretion of the Manager) cause the Company to be treated as a “publicly traded partnership,” to be taxed as a corporation pursuant to Section 7704 of the Code or successor provisions of the Code or to fail to qualify for a safe harbor under Section 7704 of the Code on which the Company intends to rely.
(h)    The Corporation hereby covenants and agrees that each Redemption or Direct Exchange shall be completed on the applicable Redemption Date. The Corporation shall cooperate in good faith with the Company and each Redeeming Member to consummate each Redemption or Direct Exchange, as applicable, on the Redemption Date specified in the applicable Redemption Notice (as may be modified in accordance with this Section 11.01) and shall take all actions reasonably necessary to effectuate the same.
Section 11.02    Election and Contribution of the Corporation. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(c), or has revoked or delayed a Redemption as provided in Section 11.01(d), subject to Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make a Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement, as determined by the Corporation in accordance with

Section 11.01(b)) and (ii) the Company shall issue to the Corporation a number of Common Units equal to (A) in the case of a Share Settlement, the number of Redeemed Units surrendered by the Redeeming Member and (B) in the case of a Cash Settlement the number of shares of Class A Common Stock issued (or to be issued) by the Corporation in the Qualifying Offering that provided the funds to effect the Cash Settlement in accordance with the proviso in the definition of “Cash Settlement”. Notwithstanding any other provisions of this Agreement to the contrary, but subject to Section 11.03, in the event that the Corporation elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the Redeemed Units Equivalent with respect to such Cash Settlement, which in no event shall exceed the amount actually paid by the Company to the Redeeming Member as the Cash Settlement. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Corporation’s rights and obligations under this Section 11.02 arising from the Redemption Notice.
Section 11.03    Direct Exchange Right of the Corporation.
(a)    Subject to the terms of Article X, notwithstanding anything to the contrary in this Article XI (except the limitations set forth in Section 11.01(b) regarding the Corporation’s option to select the Share Settlement or the Cash Settlement, and without limiting the rights of the Members under Section 11.01, including the right to revoke a Redemption Notice or otherwise alter or delay the consummation of a Redemption), the Corporation may, in its sole and absolute discretion (as determined solely by the Disinterested Majority) (subject to the limitations set forth on such discretion in Section 11.01(b)), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and the Share Settlement or the Cash Settlement, as applicable, between the Redeeming Member, on the one hand, and the Corporation or one or more Intermediate Subsidiaries, on the other hand (a “Direct Exchange”) (rather than contributing the Share Settlement or the Cash Settlement, as the case may be, to the Company in accordance with Section 11.02 for purposes of the Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement or the Cash Settlement, as applicable). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation or applicable Intermediate Subsidiary shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units. In connection with any Direct Exchange, the Company is hereby authorized to execute, deliver and perform, and the Manager or any officer of the Company on behalf of the Company is hereby authorized to execute and deliver, any unit and share transfer and cancellation agreement (or similar document) and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, including any Member, notwithstanding any other provision of this Agreement.
(b)    The Corporation may, at any time prior to a Redemption Date (including after delivery of an Election Notice pursuant to Section 11.01(b)), deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Section 11.01(b) and does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided, that any such revocation does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption.
(c)    Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice and as follows:
(i)    the Redeeming Member shall transfer, assign and surrender, as applicable, free and clear of all liens and encumbrances (x) the Redeemed Units to the Corporation or the applicable Intermediate Subsidiary and (y) a number of shares of Class B Common Stock (together with any Corresponding Rights), equal to the number of Redeemed Units, to the extent applicable, to the Corporation;
(ii)    the Corporation or Intermediate Subsidiary, as applicable, shall (x) pay to the Redeeming Member the Share Settlement or the Cash Settlement, as applicable, (y) cancel and retire for no consideration the shares of Class B Common Stock (together with any Corresponding Rights), that were Transferred to the Corporation pursuant to Section 11.03(c)(i)(y) above, and (z) to the extent the Redeeming Member holds certificated Class B Common Stock issue to the Redeeming Member a certificate for a number of shares of Class B Common Stock equal to the difference (if any) between the number of shares of Class B Common Stock evidenced by the certificate surrendered by the Redeeming Member and the Redeemed Units; and
(iii)    the Company shall (x) register the Corporation or applicable Intermediate Subsidiary as the owner of the Redeemed Units and (y) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 11.03(c)(i)(x) and the Redeemed Units, and issue to the Corporation or applicable Intermediate Subsidiary a certificate for the number of Redeemed Units.
Section 11.04    Reservation of Shares of Class A Common Stock; Listing; Certificate of the Corporation. At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Share Settlement in connection with a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Share Settlement pursuant to a Redemption or Direct Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of the Corporation), or by way of Cash Settlement. The Corporation shall deliver Class A Common Stock that has been registered under the Securities

Act with respect to any Share Settlement pursuant to a Redemption or Direct Exchange to the extent a registration statement is effective and available with respect to such shares. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Share Settlement pursuant to a Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Share Settlement pursuant to a Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all shares of Class A Common Stock issued in connection with a Share Settlement pursuant to a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with any corresponding provisions of the Corporation’s certificate of incorporation (if any).
Section 11.05    Effect of Exercise of Redemption or Direct Exchange. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange by a Member and all rights set forth herein shall continue in effect with respect to the remaining Members and, to the extent the Redeeming Member has any remaining Units following such Redemption or Direct Exchange, the Redeeming Member. No Redemption or Direct Exchange shall relieve a Redeeming Member of any prior breach of this Agreement by such Redeeming Member.
Section 11.06    Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange of a Share Settlement or a Cash Settlement, as applicable, on the one hand, and the Redeemed Units, on the other hand, between the Corporation or applicable Intermediate Subsidiary, on the one hand, and the Redeeming Member, on the other hand, for U.S. federal and applicable state and local income tax purposes.
ARTICLE XII.
ADMISSION OF MEMBERS
Section 12.01    Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Unit hereunder, the Permitted Transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company, including the Schedule of Members.
Section 12.02    Additional Members. Subject to the provisions of Article X hereof, any Person that is not a Member as of the Effective Date may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) duly executed Joinder and counterparts to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as may reasonably be requested by the Manager). Such admission shall become effective on the date on which the Manager determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Members.
ARTICLE XIII.
WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS
Section 13.01    Withdrawal and Resignation of Members. Except in the event of Transfers pursuant to Section 10.06 or redemptions pursuant to Section 3.05 or Article XI and the Manager’s right to resign pursuant to Section 6.03, no Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. In the event any Member attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, such Member shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer or a redemption of all of a Member’s Units, in each case as permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.
ARTICLE XIV.
DISSOLUTION AND LIQUIDATION
Section 14.01    Dissolution. The Company shall not be dissolved solely by the admission of Additional Members or Substituted Members or the attempted withdrawal, resignation, removal, dissolution, bankruptcy or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:
(a)    the decision of the Manager together with the written approval of the Members holding a majority of the Units then outstanding to dissolve the Company (excluding for purposes of such calculation the Corporation and all Units held directly or indirectly by it);
(b)    a dissolution of the Company under Section 18-801(a)(4) of the Delaware Act, unless the Company is continued without dissolution pursuant thereto; or
(c)    the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.
Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not in and of itself cause a dissolution of the Company and the Company shall, to the fullest extent permitted by Law, continue in existence without dissolution subject to the terms and conditions of this Agreement.

Section 14.02    Winding Up. Subject to Section 14.05, on dissolution of the Company, the Manager shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee (each such Person, a “Liquidator”). The Liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an expense of the Company. Until final distribution, the Liquidators shall, to the fullest extent permitted by applicable Law, continue to operate the properties of the Company with all of the power and authority of the Manager. The steps to be accomplished by the Liquidators are as follows:
(a)    as promptly as practicable after dissolution and again after final liquidation, the Liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;
(b)    the Liquidators shall pay, satisfy or discharge from the Company’s funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional and unmatured liabilities in such amounts and for such terms as the Liquidators may reasonably determine) the following: first, all of the debts, liabilities and obligations of the Company owed to creditors other than the Members, including all expenses incurred in connection with the liquidation and winding up of the Company; and second, all of the debts, liabilities and obligations of the Company owed to the Members (other than any payments or distributions owed to such Members in their capacity as Members pursuant to this Agreement); and
(c)    following satisfaction of the Company’s debts, liabilities and obligations pursuant to the foregoing Section 14.02(b), all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.01(a)(i) (taking into account Section 4.01(b)(iv) to the extent applicable) by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation).
(d)    The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 shall constitute a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all of the Company’s property and shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
Section 14.03    Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the Liquidators may, in their sole discretion and to the fullest extent permitted by applicable Law, defer for a reasonable time the liquidation of any assets except those necessary to satisfy the Company’s liabilities (other than loans to the Company by any Member(s)) and reserves. Subject to the order of priorities set forth in Section 14.02, the Liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining assets in-kind of the Company in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such assets of the Company or (c) a combination of the foregoing. Any such Distributions in-kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the Liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any assets of the Company distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The Liquidators shall determine the Fair Market Value of any property so distributed.
Section 14.04    Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation of the Certificate of Formation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.
Section 14.05    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 14.02 and Section 14.03 in order to minimize any losses otherwise attendant upon such winding up.
Section 14.06    Return of Capital. The Liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from assets of the Company).
ARTICLE XV.
GENERAL PROVISIONS
Section 15.01    Power of Attorney.
(a)    Each Member hereby constitutes and appoints the Manager (or the Liquidators, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:
(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate, necessary or advisable to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (C) all instruments relating to the admission, substitution or resignation of any Member pursuant to Article XII or Article XIII; and
(ii)    sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments reasonably appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval or agreement which is made or given by any Member hereunder, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement.
(b)    The foregoing power of attorney is coupled with an interest and, to the fullest extent permitted by Law, irrevocable, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.
Section 15.02    Confidentiality.
(a)    Each of the Members (other than the Corporation) agrees to hold the Company’s Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes all information concerning the Corporation, the Company or their Subsidiaries, in whatever form, whether written, electronic or oral, including, but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Corporation’s and/or the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which either the Corporation or the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Corporation’s and/or the Company’s business. With respect to each Member, “Confidential Information” does not include information or material that: (a) is, or becomes, generally available to the public other than as a direct or indirect result of a disclosure by such Member or its Affiliates or representatives; (b) is, or becomes, available to such Member from a source other than the Corporation, the Company or their respective representatives, provided that such source is not, and was not, known to such Member to be bound by a confidentiality agreement with, or any other contractual, fiduciary or other legal obligation of confidentiality to, the Corporation, the Company or any of their respective Affiliates or representatives; (c) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of the Corporation, or any other officer designated by the Manager; or (d) is or becomes independently developed by such Member or its respective representatives without use of or reference to the Confidential Information.
(b)    Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, any Other Agreement or any other agreement to which such Member is party with the Corporation, the Company or any of its Subsidiaries, each of the Members may disclose Confidential Information to its Subsidiaries,

Affiliates, partners, managers, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Member is required to keep the Confidential Information confidential pursuant to the terms of this Agreement; provided, that such Member shall remain liable with respect to any breach of this Section 15.02 by any such Subsidiaries, Affiliates, partners, managers, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 15.02).
(c)    Notwithstanding Section 15.02(a) or Section 15.02(b), each of the Members may disclose Confidential Information (i) to the extent that such Member is required by Law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information or to regulatory authorities (including self-regulatory agencies) requesting information from such Member, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards or (iii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Units held by such Member, or a prospective merger partner of such Member (provided, that (i) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (ii) each Member will be liable for any breaches of this Section 15.02 by any such Persons (as if such Persons were party to this Agreement for purposes of this Section 15.02)). Notwithstanding any of the foregoing, nothing in this Section 15.02 will restrict in any manner the ability of the Corporation to comply with its disclosure obligations under Law, and the extent to which any Confidential Information is necessary or desirable to disclose.
Section 15.03    Amendments. Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified upon the prior written consent of the Manager, together with the prior written consent of the holders of a majority of the Units then outstanding (excluding all Units held directly or indirectly by the Corporation). Notwithstanding the foregoing, no amendment or modification:
(a)    to this Section 15.03 that would adversely affect the Members may be made without the prior written consent of the Manager and each of the Members;
(b)    to any of the terms and conditions of this Agreement, which terms and conditions expressly require the approval or action of certain Persons, may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; and
(c)    to any of the terms and conditions of this Agreement which would (A) reduce the amounts distributable to a Member pursuant to Article IV and Article XIV in a manner that is not pro rata with respect to all Members, (B) increase the liabilities of such Member hereunder, (C) otherwise adversely affect a holder of Units in a manner that is material and disproportionate to the rights and obligations of any other holder of Units (other than amendments, modifications and waivers necessary to implement the provisions of Article XII) or (D) adversely affect in any material respect the rights of any Member under Section 7.01 or Article XI, shall be effective against such affected Member or holder of Units, as the case may be, without the prior written consent of such Member or holder of Units, as the case may be.
Notwithstanding any of the foregoing, the Manager may make any amendment to this Agreement (i) of an administrative nature that is necessary in order to implement the substantive provisions hereof, without the consent of any other Member; provided, that any such amendment does not adversely change the rights of the Members hereunder in any respect, or (ii) to reflect any changes to the Class A Common Stock or Class B Common Stock or the issuance of any other capital stock of the Corporation without the consent of any Member or any other Person. The Manager shall deliver a copy of any amendment or modification to this Agreement that does not receive the consent of all Members promptly (but in any event within 30 days) after the effectiveness thereof to all Members that did not consent to such amendment or modification.
Section 15.04    Title to Company Assets. Company assets shall be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.
Section 15.05    Addresses and Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of an electronic transmission (receipt confirmation requested), and shall be directed to the address set forth, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the Company or the sending party.
To the Company:

Miramar Holdco, LLC 7050 S Union Park Center, Suite 650 Midvale, UT 84047 Attention: Carleen Driscoll, General Counsel Email: [###]

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attn: David Beller, Adam Geraldi and Philip Wolf E-mail: [###]
To the Corporation:

Bamboo Insurance Services, Inc. 7050 S Union Park Center, Suite 650 Midvale, UT 84047 Attention: Carleen Driscoll, General Counsel Email: [###]
with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attn: David Beller, Adam Geraldi, Philip Wolf E-mail: [###]
To the Members, as set forth on Schedule 2.
Section 15.06    Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 15.07    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company (other than Indemnified Persons) or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property of the Company other than as a secured creditor.
Section 15.08    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
Section 15.09    Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 15.10    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of the State of Delaware, and the parties hereby consent to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN SECTION 15.05 (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.
Section 15.11    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
Section 15.12    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 15.13    Execution and Delivery by Electronic Signature and Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby or entered into by the Company in accordance herewith, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic signature and/or electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic signature or electronic transmission to execute and/or deliver a document or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
Section 15.14    Right of Offset. Whenever the Company or the Corporation is obligated or desires to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company or the Corporation which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 15.14.
Section 15.15    Entire Agreement. This Agreement, those documents expressly referred to herein (including the Stockholders Agreement, the Registration Rights Agreement and the Tax Receivable Agreement), any indemnity agreements entered into in connection with the Prior LLC Agreement prior to the Effective Date with any member of the board of directors, board of managers or other management body at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Prior LLC Agreement is superseded in its entirety by this Agreement as of the Effective Date and shall be of no further force and effect thereafter, except to the extent reference thereto is contemplated in this Agreement, and only for such limited purposes as stated herein.
Section 15.16    Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.
Section 15.17    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. Each of the parties hereto agrees that they have been represented by independent counsel of its own choice during the negotiation and execution of this Agreement and the parties hereto and their counsel have participated jointly in the negotiation and drafting of this Agreement. To the fullest extent permitted by Law, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the Effective Date.

COMPANY

MIRAMAR HOLDCO, LLC

By:
Name:
Title:
[Signature Page to Third Amended and Restated Limited Liability Company Agreement]

MANAGER

BAMBOO INSURANCE SERVICES, INC.

By:
Name:
Title:
[Signature Page to Third Amended and Restated Limited Liability Company Agreement]

MEMBERS

MIRAMAR MANAGEMENT AGGREGATOR, LLC

By:
Name:
Title:

MIRAMAR BLOCKER, INC.

By:
Name:
Title:

WM PIERCE HOLDINGS, INC.

By:
Name:
Title:

BAMBOO INSURANCE SERVICES, INC.

By:
Name:
Title:
[Signature Page to Third Amended and Restated Limited Liability Company Agreement]

SCHEDULE 1
SCHEDULE OF PRE-IPO MEMBERS

Member	Class A-1 Units	Class A-2 Units	Class A-3 Units	Class B Units

Miramar Management Aggregator, LLC	—	—	[ ● ]	[ ● ]

Miramar Blocker, Inc.	[ ● ]	—	—	—

WM Pierce Holdings, Inc.	[ ● ]	[ ● ]	—	—

SCHEDULE 2*
SCHEDULE OF MEMBERS
[ ● ], 2026

Member	Notice Information	Capital Common Units	Incentive Common Units (Vested)	Incentive Common Units (Unvested)

1.Miramar Blocker, Inc.			[ ● ]	[None]

2.WM Pierce Holdings, Inc.			[ ● ]	[None]
3.Miramar Management Aggregator, LLC	Miramar Management Aggregator, LLC 7050 S Union Park Center, Suite 650 Midvale, UT 84047 Attn: Carleen Driscoll, General Counsel E-mail: [###]		[ ● ]	[ ● ]
* This Schedule of Members shall be updated from time to time in accordance with this Agreement, including to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, or to reflect any additional issuances of Units pursuant to this Agreement.

Exhibit A
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Third Amended and Restated Limited Liability Company Agreement of Miramar Holdco, LLC, a Delaware limited liability company (the “Company”), dated as of [ ● ], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among the Company, Bamboo Insurance Services, Inc., a Delaware corporation, in its capacity as the sole manager of the Company (the “Manager”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.
1.Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Manager, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof. The undersigned hereby acknowledges, agrees and confirms that it has received a copy of the LLC Agreement and has reviewed the same and understands its contents.
2.Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.
3.Address. All notices under the LLC Agreement to the undersigned shall be directed to:

[Name] [Address] [City, State, Zip Code] Attn: Facsimile: E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:	[ ● ]
Title:	[ ● ]

Acknowledged and agreed
as of the date first set forth above:

MIRAMAR HOLDCO, LLC

By: BAMBOO INSURANCE SERVICES, INC., its Manager

By:
Name:	[ ● ]
Title:	[ ● ]

Exhibit B
POLICY REGARDING CERTAIN EQUITY ISSUANCES
BAMBOO INSURANCE SERVICES, INC.
2026 INCENTIVE AWARD PLAN
All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the 2026 Incentive Award Plan (the “Plan”).
Pursuant to Sections 3.1 and 10.18 of the Plan, this Policy Regarding Certain Equity Issuances (this “Policy”), effective as of [ ● ], 2026, is established to provide for the method by which shares of Common Stock or other securities and/or payment therefor may be exchanged or contributed between Bamboo Insurance Services, Inc. (the “Corporation”) and Miramar Holdco, LLC (the “Operating Company”), or any of their respective Subsidiaries, or may be returned to the Corporation upon any forfeiture of such shares of Common Stock or other securities by the Participant, for the purpose of (i) ensuring that the relationship between the Corporation, the Operating Company and their respective Subsidiaries remains at arm’s-length and (ii) maintaining economic parity between one share of Class A Common Stock and one Common Unit (as defined in the Operating Agreement (as defined below)) by preserving the one-to-one ratio between (x) the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock and (y) the number of Common Units held by the Corporation.
In the event of any conflict between the Third Amended and Restated Limited Liability Company Agreement of Miramar Holdco, LLC, dated as of [ ● ], 2026 (the “Operating Agreement”) or the Plan and this Policy, the Operating Agreement or the Plan, as applicable, will control. In the event of any conflict between the Operating Agreement and the Plan, unless explicitly stated otherwise, the Operating Agreement will control. This Policy may be modified, supplemented or terminated at any time and from time to time in the Corporation’s discretion.
For purposes of this Policy, where this Policy refers to a Service Provider who is an Operating Company Service Provider (as defined below) or is an employee or service provider to a Subsidiary of the Operating Company, all such references shall be deemed to include a former employee of or service provider to the Operating Company or any of its Subsidiaries, as applicable, who at the time of grant of the relevant award was then an employee or service provider of such entity.
1.Restricted Stock Awards
a.Transfers of Restricted Stock to Corporation Employees, Corporation Consultants or Corporation Directors. The following shall apply to Restricted Stock granted under the Plan to Employees and Consultants of the Corporation and Directors (collectively, “Corporation Service Providers”) in consideration for services performed by such

Corporation Service Providers for the Corporation (but not for the Operating Company or its Subsidiaries):
i.Issuance of Restricted Stock.
A.The Corporation shall issue such number of shares of Restricted Stock as are to be issued to the Corporation Service Provider in accordance with the terms of the Plan.
B.Concurrently with or prior to such issuance, a Corporation Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Corporation in exchange for the issuance of the Restricted Stock.
C.Prior to the Vesting Date (as defined below), the Corporation shall pay dividends to the holder of the Restricted Stock and make any other payments to the Corporation Service Provider (less any applicable withholding and other payroll taxes) as the terms of the Award Agreement provide for. The Corporation and the Operating Company shall treat such payments as having been made by the Corporation, and the Corporation shall report such payments as compensation to the Corporation Service Provider for all purposes. Prior to the Vesting Date (as defined below), the Operating Company shall pay to, or with respect to, the Corporation the amount of any such payments that the Corporation is required to pay to or with respect to the Corporation Service Provider as a reimbursement of Corporation expenses pursuant to Section 6.06 of the Operating Agreement.
ii.Vesting of Restricted Stock. On the date when the value of any share of Restricted Stock is includible in the taxable income (with respect to each such share, the “Vesting Date”) of the Corporation Service Provider, the following events shall occur or be deemed to have occurred:
A.If required by Section 6.06 of the Operating Agreement, the Operating Company shall be deemed to or actually reimburse the Corporation for the compensation expense equal to, or with respect to, the amount includible in the taxable income of the Corporation Service Provider.
B.The Operating Company shall issue to the Corporation on the Vesting Date a number of Common Units (as defined in the Operating Agreement) equal to the number of such shares of Restricted Stock (or portion thereof) that are includible in the taxable income of the Corporation Service Provider as of the applicable Vesting Date and any Restricted Stock (or portion thereof) purchased by the Corporation Service Provider in consideration for a deemed or actual Capital Contribution (as defined in the Operating Agreement) from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value (as defined in the Operating Agreement).

b.Transfers of Restricted Stock to Employees and other Service Providers of the Operating Company. The following shall apply to Restricted Stock granted under the Plan to Employees and other service providers of the Operating Company or its Subsidiaries (each, “Operating Company Service Providers”) in consideration for services performed by such Operating Company Service Providers for the Operating Company or its Subsidiaries:
i.Issuance of Restricted Stock.
A.The Corporation shall issue such number of shares of Restricted Stock as are to be issued to the Operating Company Service Provider in accordance with the terms of the Plan.
B.Concurrently with or prior to such issuance, an Operating Company Service Provider shall pay the purchase price (if any) of the Restricted Stock to the Corporation in exchange for the issuance of the Restricted Stock.
C.The Corporation shall transfer any such purchase price to the Operating Company (and, if the Operating Company Service Provider is an Employee or other Service Provider of a Subsidiary of the Operating Company, the Operating Company shall transfer such purchase price to such Subsidiary of the Operating Company). For tax purposes, any such purchase price shall be treated as paid by the Operating Company Service Provider to the Operating Company (or an applicable Subsidiary) as the employer of the Employee or the recipient of the Consultant’s services (i.e., not a capital contribution).
D.Prior to the Vesting Date, the Corporation shall pay dividends to the holder of the Restricted Stock and make any other payments to the Operating Company Service Provider (less any applicable withholding and other payroll taxes) as provided by the terms of the Award Agreement; provided that the Operating Company (or, if the Operating Company Service Provider is an Employee or other Service Providers of a Subsidiary of the Operating Company, the Subsidiary of the Operating Company) shall reimburse the Corporation for such amounts, handle any applicable withholding and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s distributions to the Corporation with respect to the Common Units held by the Corporation, the Operating Company (or the applicable Subsidiary) shall make an additional payment to the Corporation in the amount of this reimbursement, which shall not be treated as a partnership distribution. Such dividend or other payments shall be treated as having been made by the Operating Company (or the applicable Subsidiary), and not by the Corporation, to such Operating Company Service Provider, and the Operating Company (or the applicable Subsidiary) shall report such payments as compensation to the Operating Company Service Provider for all purposes.

ii.Vesting of Restricted Stock. On the Vesting Date of any shares of Restricted Stock of the Operating Company Service Provider, the following events shall occur or be deemed to have occurred:
A.The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an Employee or other Service Provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company) and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, such shares of Restricted Stock (or portion thereof) that are includible in the taxable income of the Operating Company Service Provider on such Vesting Date (the “Operating Company Purchased Restricted Stock”), which shall not include any Restricted Stock (or portion thereof) purchased by the Operating Company Service Provider. The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased Restricted Stock shall be an amount equal to the product of (x) the number of shares of Operating Company Purchased Restricted Stock and (y) the Fair Market Value of a share of Common Stock on the Vesting Date.
B.The Operating Company (or any Subsidiary of the Operating Company) shall be deemed to transfer Operating Company Purchased Restricted Stock to the Participant at no additional cost, as additional compensation.
C.The Operating Company shall issue to the Corporation on the Vesting Date a number of Common Units equal to (i) the number of shares of Operating Company Purchased Restricted Stock in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value and (ii) the number of shares of Restricted Stock (or portion thereof) purchased by the Operating Company Service Provider in consideration for the Capital Contribution from the Corporation of any purchase price paid by the Operating Company Service Provider for the applicable Restricted Stock (or portion thereof) to the Corporation. In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, then the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.
2.Restricted Stock Units, Performance Stock Units and Other Stock or Cash Based Awards. The following shall apply to all Restricted Stock Units, Performance Stock Units and Other Stock or Cash Based Awards (other than cash awards) granted under the Plan and settled in shares of Common Stock:
a.Transfers of Common Stock to Corporation Service Providers. The Corporation shall issue such number of shares of Common Stock as are to be issued to the Corporation

Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit, Performance Stock Unit or applicable Other Stock or Cash Based Award to a Corporation Service Provider in accordance with Section 6.3, Section 6.4 or Article VII of the Plan. As soon as reasonably practicable after such Award is settled, with respect to each such settlement:
i.If required by Section 6.06 of the Operating Agreement, the Operating Company shall be deemed to or actually reimburse the Corporation for the compensation expense equal to, or with respect to, the amount includible in the taxable income of the Corporation Service Provider with respect to such Award.
ii.The Operating Company shall issue to the Corporation on the date of settlement a number of Common Units equal to the number of shares of Common Stock issued in settlement of the Restricted Stock Unit, Performance Stock Unit or applicable Other Stock or Cash Based Award in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value.
b.Transfer of Common Stock to Operating Company Service Providers. The Corporation shall issue such number of shares of Common Stock as are to be issued to an Operating Company Service Provider in accordance with the terms of the Plan and any Restricted Stock Unit, Performance Stock Unit or applicable Other Stock or Cash Based Award to an Operating Company Service Provider in accordance with Section 6.3, Section 6.4 or Article VII of the Plan. As soon as reasonably practicable after such Award is settled, with respect to each such settlement:
i.The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company) and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, the number of shares of Common Stock (the “Operating Company Purchased RSU/PSU/Other Award Shares”) equal to the number issued in settlement of the Restricted Stock Units, Performance Stock Units or Other Stock or Cash Based Awards. The deemed price paid by the Operating Company (or Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased RSU/PSU/Other Award Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased RSU/PSU/Other Award Shares and (y) the Fair Market Value of a share of Common Stock at the time of settlement.
ii.The Operating Company (or Subsidiary of the Operating Company) shall be deemed to transfer such shares of Common Stock to the Participant at no additional cost, as additional compensation.

iii.The Operating Company shall issue to the Corporation on the date of settlement a number of Common Units equal to the number of Operating Company Purchased RSU/PSU/Other Award Shares in consideration for a deemed Capital Contribution from the Corporation in an amount equal to the number of Common Units issued in accordance with this section, multiplied by the per-Common Unit Fair Market Value. In the case where an Operating Company Service Provider is an employee or service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.
c.Other Full-Value Awards. To the extent the Corporation grants full-value Awards (other than Restricted Stock, Restricted Stock Units, Performance Stock Units and Other Stock and Cash Based Awards), the provisions of this Section 2 shall apply mutatis mutandis with respect to such full-value Awards, to the extent applicable (as determined by the Administrator).
3.Stock Options. The following shall apply to Options granted under the Plan:
a.Transfer of Common Stock to Corporation Service Providers. As soon as reasonably practicable after receipt by the Corporation, pursuant to Section 5.5 of the Plan, of payment for the shares of Common Stock with respect to which an Option (which in the case of a Corporation Service Provider was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Corporation Service Provider:
i.The Corporation shall transfer to the holder of such Option the number of shares of Common Stock equal to the number of shares of Common Stock subject to the Option (or portion thereof) that is exercised subject to the terms of the Plan.
ii.The Corporation, shall, as soon as practicable after such exercise, make a Capital Contribution to the Operating Company in an amount equal to the exercise price paid to the Corporation by such Participant in connection with the exercise of the Option. If required by Section 6.06 of the Operating Agreement, the Operating Company shall reimburse the Corporation for the compensation expense equal to the Fair Market Value of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option, less the exercise price paid to the Corporation by such Participant in connection with the exercise of the Option. Notwithstanding the amount of the Capital Contribution actually made pursuant to this Section 3(a)(ii), the Corporation shall be deemed to have contributed in the aggregate to the Operating Company as a Capital Contribution, inclusive of any Capital Contribution actually made, an amount equal to the Fair Market Value of a share of Common Stock as of the date of exercise multiplied by the number of shares of Common Stock then being issued in connection with the exercise of such Option.

iii.The Operating Company shall issue to the Corporation, on the date of the issuance of any Common Stock described in Section 3(a)(i) hereof, a number of Common Units equal to the number of issued shares of Common Stock pursuant to Section 3(a)(i) hereof, in consideration for the Capital Contributions described in Section 3(a)(ii) hereof.
b.Transfer of Common Stock to Operating Company Service Providers. As soon as reasonably practicable after receipt by the Corporation, pursuant to Section 5.5 of the Plan, of payment for the shares of Common Stock with respect to which an Option (which was issued to and is held by an Operating Company Service Provider in such capacity), or portion thereof, is exercised by a Participant who is an Operating Company Service Provider:
i.The Corporation shall transfer to the Participant the total number of shares of Common Stock with respect to which the Option was exercised subject to the terms of the Plan (the “Total Purchased Shares”). Of the Total Purchased Shares, the number of shares of Common Stock that shall be deemed to be transferred directly to the Participant shall be equal to (A) the amount of the exercise price paid by the Participant to the Corporation pursuant to Section 5.5 of the Plan (the “Exercise Price Paid”) divided by (B) the Fair Market Value of a share of Common Stock at the time of exercise (the “Operating Company Holder Purchased Shares”).
ii.The Corporation shall be deemed to sell to the Operating Company (or, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, to such Subsidiary of the Operating Company), and the Operating Company (or such Subsidiary of the Operating Company) shall be deemed to purchase from the Corporation, the number of shares of Common Stock (the “Operating Company Purchased Option Shares”) equal to the excess of (A) the number of Total Purchased Shares, over (B) the number of Operating Company Holder Purchased Shares. The deemed price paid by the Operating Company (or a Subsidiary of the Operating Company) to the Corporation for Operating Company Purchased Option Shares shall be an amount equal to the product of (x) the number of Operating Company Purchased Option Shares and (y) the Fair Market Value of a share of Common Stock at the time of the exercise.
iii.The Operating Company (or a Subsidiary of the Operating Company) shall be deemed to transfer the Operating Company Purchased Option Shares to the Participant at no additional cost, as additional compensation.
iv.The Operating Company shall issue to the Corporation on the date of exercise a number of Common Units equal to the sum of the number of Total Purchased Shares in consideration for (i) a deemed Capital Contribution from the Corporation in an amount equal to the number of Operating Company Purchased Option Shares, multiplied by the per-Common Unit Fair Market Value and (ii) a

Capital Contribution from the Corporation in amount equal to the Exercise Price Paid. In the case where an Operating Company Service Provider is an Employee or other service provider to a Subsidiary of the Operating Company, the Operating Company shall be deemed to have contributed such amount to the capital of such Subsidiary of the Operating Company.
c.Stock Appreciation Rights. To the extent the Corporation grants any Stock Appreciation Rights, the provisions of this Section 3 shall apply mutatis mutandis with respect to such Stock Appreciation Rights, to the extent applicable (as determined by the Administrator).
4.Dividend Equivalent Awards. The following shall apply to Dividend Equivalents granted under the Plan:
a.The Corporation shall make any payments to a Corporation Service Provider under the terms of the Dividend Equivalent award, provided that the Corporation and the Operating Company shall treat such payments as having been made by the Corporation, and the Corporation shall report such payments as compensation to the Corporation Service Provider for all purposes. The Operating Company shall pay to the Corporation the amount of any such payments that the Corporation is required to pay to, or with respect to, the Corporation Service Provider as a reimbursement of Corporation expenses pursuant to Section 6.06 of the Operating Agreement.
b.The Corporation shall make any payments to an Operating Company Service Provider (less any applicable withholding and other payroll taxes) under the terms of the Dividend Equivalent award, provided that the Operating Company (or, if the Operating Company Service Provider is an Employee or other service provider of a Subsidiary of the Operating Company, such Subsidiary of the Operating Company) shall reimburse the Corporation for such amounts, handle any applicable withholding and deduct such amounts as compensation. In order to effectuate the foregoing, in addition to the Operating Company’s (or the applicable Subsidiary’s) distributions to the Corporation with respect to Common Units held by the Corporation, the Operating Company (or the applicable Subsidiary) shall make an additional payment to the Corporation in the amount of this reimbursement, which shall not be treated as a partnership distribution. Such payments shall be treated as having been made by the Operating Company (or the applicable Subsidiary), and not by the Corporation, to such Operating Company Service Provider, and the Operating Company (or the applicable Subsidiary) shall report such payments as compensation to such Operating Company Service Provider for all purposes.
5.Forfeiture, Surrender or Repurchase of Common Stock. If any shares of Common Stock granted under the Plan are (a) forfeited or surrendered by any Service Provider eligible to participate in the Plan (an “Eligible Service Provider”) or (b) repurchased from any Eligible Service Provider by the Corporation, the Operating Company or a Subsidiary, (i) the shares of Common Stock forfeited, surrendered or repurchased shall be returned to the Corporation, (ii) the Corporation (or, if the Eligible Service Provider is an Operating Company Service Provider, the Operating Company or a Subsidiary of the Operating Company, as applicable) shall pay the repurchase price (if any) of the repurchased shares of Common Stock to such

Eligible Service Provider and (iii) if corresponding Common Units had theretofore been issued in respect of the shares of Common Stock that were so forfeited, surrendered or repurchased, the Operating Company shall, contemporaneously with such forfeiture, surrender or repurchase of shares of Common Stock, redeem or repurchase a number of the Common Units held by the Corporation equal to the number of forfeited, surrendered or repurchased shares of Common Stock, such redemption or repurchase to be upon the same terms and for the same price per Common Unit as such shares of Common Stock are forfeited, surrendered or repurchased.